Exhibit 3.257

DFI/CORP/38 RECORD 2011

United States of America

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

To All to Whom These Presents Shall Come, Greeting:

I, PAUL M. HOLZEM, Administrator, Division of Corporate and Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.

PAUL M. HOLZEM

PAUL M. HOLZEM, Administrator Division of Corporate and Consumer Services Department of Financial Institutions

DATE: NOV - 5 2012

BY: Cathy Mickelson

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SUPERIOR SERVICES, INC.

Pursuant to Section 180.1007 of the Wisconsin Business Corporation Law, these Amended and Restated Articles of Incorporation shall supersede and take the place of the Corporation’s heretofore existing Articles of Incorporation and all existing amendments thereto.

ARTICLE I.

CORPORATE NAME

The name of the Corporation is Superior Services, Inc.

ARTICLE II.

CAPITAL STOCK

2.1 Designation. Except as hereinafter provided, the total number of shares of all classes of stock that the Corporation shall have the authority to issue, itemized by class, and the par value per share for each share of stock within such class, is:

Class	Number of Authorized Shares	Par Value Per Share
Common Stock	100,000,000	$0.01
Preferred Stock (Undesignated Series)	500,000	$0.01

2.2 Preferred Stock (Undesignated Series) The Board of Directors is authorized, subject to the limitations prescribed by the Wisconsin Business Corporation Law, to provide for the issuance of shares of preferred stock in series, to establish film time to time the number of shares to be included in such series, and to fix and determine by resolution or by resolutions, the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of preferred stock authorized by these Amended and Restated Articles of Incorporation. Each series of preferred stock shall be distinctly designated. Except as to the matters specifically addressed by the Board of Directors, all shares of preferred stock shall be of equal rank and shall be identical with respect to relative rights, preferences and limitations, and shall share ratably. All shares in any one series of preferred stock shall be alike in every particular, except that shares within a series which were issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate or rates (which may be fixed or variable) on the shares of that series, or the method of determining such rate or rates, the timing of dividend payments, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether and to what extent that series shall have voting rights (which may be full, special, conditional, limited or none), in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption date;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) Any other relative rights, preferences and limitations of that series.

2.3 Common Stock

(a) Dividends. Subject to the provisions of this Article II and any prior rights of the holders of preferred stock established pursuant to Section 2.2 of this Article II, the Board of Directors of the Corporation may, in its sole discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

(b) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of preferred stock the full preferential amounts, if any, to which they are entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets of the Corporation available for distribution.

(c) Voting Rights. Except as otherwise provided by the Wisconsin Business Corporation Law, and except as may be determined by the Board of Directors with respect to preferred stock established pursuant to Section 2.2 of this Article II, only the holders of Common Stock shall be entitled to vote for the election of directors of the Corporation and on all other matters submitted for approval by the shareholders of the Corporation. Upon any such vote the holders of Common Stock shall, except as otherwise provided by law, be entitled to one vote for each share of Common Stock held by them respectively.

ARTICLE III.

3.1 General Powers, Number, Classification and Tenure of Directors. The general powers, number, classification and tenure of the directors of the Corporation shall be as set forth in Section 3.01 of Article III of the By-laws of the Corporation (and as such Section shall exist from time to time). Such Section 3.01 of the By-laws, or any provision thereof, may only be amended, altered, changed or repealed by the affirmative vote of shareholders holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of all classes of capital stock of the Corporation generally possessing voting rights in the election of directors, considered for this purpose as a single class; provided, however, that the Board of Directors, by resolution adopted by the Requisite Vote (as hereinafter defined), may amend, alter, change or repeal Section 3.01 of the By-laws, or any provision thereof, without a vote of the shareholders. As used herein, the term “Requisite Vote” shall mean the affirmative vote of at least two-thirds of the directors then in office. The Corporation’s previously existing By-law provision allowing only shareholders to fill vacancies in the Board of Directors is hereby deleted.

3.2 Removal of Directors. Any director may be removed from office with or without cause, but only by the affirmative vote of shareholders holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of all classes of capital stock of the corporation generally possessing voting rights in the election of directors, considered for this purpose as a single class; provided, however, that if the Board of Directors by resolution adopted by the Requisite Vote shall have recommended removal of a director, then the shareholders may remove such director from office with or without cause by a majority of such outstanding shares.

3.3 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by the removal or resignation of a director or an increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum of the Board of Directors. Any director so elected shall serve until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

ARTICLE IV.

BUSINESS COMBINATIONS

4.1 Definitions. All capitalized terms used in this Article IV shall have the respective meanings ascribed thereto in Sections 180.1140 through 180.1144 of the Wisconsin Business Corporation Law.

4.2 Restrictions on Business Combinations.

(a) Business Combinations During the Three (3) Years After the Stock Acquisition Date. In addition to any affirmative vote otherwise required by law, the By-laws of the Corporation, these Articles of Incorporation or any series of preferred stock established under Section 2.2 of Article II and except as provided in Section 4.4 of these Amended and Restated Articles of Incorporation, the Corporation may not engage in a Business Combination with an Interested Stockholder of the Corporation for three (3) years after the Interested Stockholder’s Stock Acquisition Date, unless the Board of Directors of the Corporation has approved, before the Interested Stockholder’s Stock Acquisition Date, that Business Combination or the purchase of Stock made by the Interested Stockholder on that Stock Acquisition Date.

(b) Business Combinations More than Three (3) Years after the Stock Acquisition Date. At any time after the three-year period described in Section 4.2(a), the Corporation may engage in a Business Combination with the Interested Stockholder but only if in addition to any affirmative vote otherwise required by law, the By-laws of the Corporation, these Articles of Incorporation or any series of preferred stock established under Section 2.2 of Article II, any of the following conditions is satisfied:

(i) The Board of Directors of the Corporation has approved, before the Interested Stockholder’s Stock Acquisition Date, the purchase of Stock made by the Interested Stockholder on that Stock Acquisition Date.

(ii) The Business Combination is approved by the affirmative vote of the holders of a majority of the Voting Stock not beneficially owned by the Interested Stockholder at a meeting called for that purpose.

(iii) The Business Combination meets all of the following conditions:

(1) Holders of all outstanding shares of Stock of the Corporation not beneficially owned by the Interested Stockholder are each entitled to receive per share an aggregate amount of cash and the market value, as of the Consummation Date, of noncash consideration at least equal to the higher of the following:

(A) The highest of: the market value per share on the Announcement Date with respect to the Business Combination, the market value per share on the Interested Stockholder’s Stock Acquisition Date, the highest price per share paid by the Interested Stockholder, including brokerage commissions, transfer taxes and soliciting dealers’ fees, for shares of the same class or series within the three (3) years immediately before and including the Announcement Date of the Business Combination, or the highest price per share paid by the Interested Stockholder, including brokerage commissions, transfer taxes and soliciting dealers’ fees, for shares of the same class or series within the three (3) years immediately before and including the Interested Stockholder’s Stock Acquisition Date; plus, in each case, interest compounded annually from the earliest date on which that highest per share acquisition price was paid or the above-market value was determined, through the Consummation Date, at the rate for one-year U.S. Treasury obligations from time to time in effect; less the aggregate amount of any cash and the market value, as of the dividend payment date, of any noncash dividends paid per share since that date, up to the amount of that interest.

(B) The highest preferential amount per share, if any, to which the holders of shares of that class or series of Stock are entitled upon the voluntary or involuntary liquidation of the Corporation, plus the aggregate amount of dividends declared or due which those holders are entitled to before payment of dividends on another class or series of Stock, unless the aggregate amount of those dividends is included in the preferential amount.

(2) The form of consideration to be received by holders of each particular class or series of outstanding Stock in the Business Combination is in cash or, if the Interested Stockholder previously acquired shares of that class or series, the same form as the Interested Stockholder previously used to acquire the largest number of shares of that class or series.

(iv) The Business Combination is a Business Combination as described in Section 4.4.

4.3 Determining Market Value and Control.

For purposes of Article IV, the market value of Stock or property other than cash or Stock is determined as follows:

(a) In the case of Stock, by:

(i) The highest closing sale price during the 30 days immediately before the date in question of a share of that class or series of Stock on the composite tape for stock listed on the New York Stock Exchange, or, if that class or series of Stock is not quoted on the composite tape or if that class or series of Stock is not listed on the New York Stock Exchange, on the principal U.S. securities exchange registered under the Exchange Act or the NASDAQ National Market or any other similar over-the-counter system on which that class or series of Stock is listed.

(ii) If that class or series of Stock is not listed on an exchange or system described in Section 4.3(a)(i)(1), the highest closing bid quotation for a share of that class or series of Stock during the 30 days immediately before the date in question on the National Association of Securities Dealers’ automated quotation system, or any similar system then in use.

(b) In the case of property other than cash or Stock, the fair market value on the date in question of a share of that class or series of Stock as determined in good faith by the Board of Directors of the Corporation.

4.4 Exclusions from Business Combination Restrictions.

The provisions of Article IV do not apply to a Business Combination of the Corporation with an Interested Stockholder which became an Interested Stockholder inadvertently, if the Interested Stockholder satisfies all of the following:

(a) As soon as practicable divests itself of a sufficient amount of the Voting Stock of the Corporation so that the Interested Stockholder is no longer the beneficial owner of at least 10% of the voting power of the outstanding Voting Stock of the Corporation, or a Subsidiary of the Corporation.

(b) Would not at any time within the three years before the Announcement Date with respect to the Business Combination in question have been an Interested Stockholder except for the inadvertent acquisition.

ARTICLE V.

REGISTERED OFFICE AND AGENT

The registered office of the Corporation is located at Superior Services, Inc., 10150 West National Avenue, Suite 350, West Allis, Wisconsin 53227, and its registered agent at such address is Peter J. Ruud.

ARTICLE VI.

SUPERMAJORITY PROVISIONS

Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary or any provision of law that would otherwise permit a lesser vote or no vote, but in addition to any affirmative vote required by law, these Restated Articles or any series of preferred stock established under Section 2.2 of Article II, the provisions of Article III and Article IV may not be repealed or amended (nor any provision adopted which is inconsistent with Article III or Article IV) except upon the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the shares of the Corporation entitled to vote on such matters voting as a single class.

ARTICLE VII.

REVERSE STOCK SPLIT

Upon the effective date of these Amended and Restated Articles of Incorporation, each issued and outstanding share of the Corporation’s Common Stock, $0.01 par value, shall automatically be re-classified into one-half (1/2) of one share of Common Stock through a one-for-two reserve stock split. No fractional shares shall remain outstanding as a result of this reverse stock split; instead, each fractional share created by this reverse stock split shall be converted into the right to receive cash equal to the Corporation’s per share initial public stock offering price of Common Stock (without reduction for underwriting discounts or commissions), multiplied by the fractional share, if any, due to each shareholder.

From and after the effective date, holders of the certificates representing shares of the Corporation’s Common Stock which were issued and outstanding prior to the reverse stock split shall cease to have any rights with respect to those shares. On the effective date of these Amended and Restated Articles of Incorporation, each holder of an outstanding certificate or certificates representing shares of the Corporation’s Common Stock shall be entitled, upon the surrender thereof to the Corporation for cancellation, to receive in exchange therefor certificates representing the number of whole shares of the Corporation’s stock, and cash, pursuant to the conversion set forth above.

Executed this 13th day of February, 1996.

SUPERIOR SERVICES, INC.

By:
Peter J. Ruud, Secretary

This document was drafted by, and should be returned to: Peter J. Ruud, Superior Services, Inc., 10150 W. National Avenue, Suite 350, West Allis, WI 53227.

CERTIFICATE FOR

THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SUPERIOR SERVICES, INC.

The above corporation (the “Corporation”), existing pursuant to the Wisconsin Business Corporation Law, and desiring to give notice of corporate action effectuating the amendment and restatement of its Articles of Incorporation, sets forth the following facts in accordance with Section 180.1007(4) of the Wisconsin Business Corporation Law:

RESTATEMENT

1. The name of the Corporation following this amendment and restatement is Superior Services, Inc.

2. The Amended and Restated Articles of Incorporation of the Corporation, which include all information required by Section 180.1006(1) to (5) of the Wisconsin Business Corporation Law, are attached hereto and incorporated by reference herein.

3. The Amended and Restated Articles of Incorporation were approved by the Board of Directors of the Corporation on November 29, 1995 and January 3, 1996.

4. The effective date of the amendment and restatement shall be the date on which the Amended and Restated Articles of Incorporation are received for filing by the Wisconsin Secretary of State.

MANNER OF ADOPTION AND VOTE

5. The Amended and Restated Articles of Incorporation contain amendments requiring shareholder approval pursuant to Section 180.1003 and Section 180.1004 of the Wisconsin Business Corporation Law, and the designation, number of shares, and number of votes of the Corporation’s shareholders taken on February 13, 1996 approving the Amended and Restated Articles of Incorporation are set forth below.

	Common Stock	Series A Convertible Preferred Stock
Number of Outstanding Shares	19,773,630	6,635,780
Shares Needed for Approval	9,886,815	3,317,890
Shares Voted in Favor	15,982,799	6,635,780
Shares Voted Against	364,672	0

6. Subsequent to the shareholder vote approving the Amended and Restated Article of Incorporation and prior to the effectiveness of the Amended and Restated Articles of Incorporation, all shares of Series A Convertible Preferred Stock were converted into shares of Common Stock in accordance with Article II of the Corporation’s Articles of Incorporation in effect prior to the effectiveness of the attached Amended and Restated Articles of Incorporation.

7. The attached Amended and Restated Articles of Incorporation supersede the Corporation’s original Articles of Incorporation, any restated Articles of Incorporation, and all amendments to the original and restated Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate for the Amended and Restated Articles of Incorporation of Superior Services, Inc. as of the 13th day of February, 1996.

SUPERIOR SERVICES, INC.

By:

Peter J. Ruud, Secretary

$40.00 &        $25.00, Exp.

Restated Articles of Incorporation

Chap. 180

Changes Authorized Shares

From: 100,000,000 shs cs @ $0.01 pv

500,000 shs saves Acs ps @ $0.01 pv

To: 100,000,000 shs cs @ $0.01 pv

500,000 shs ps @ $0.01 pv (undesignated)

ARTICLES OF MERGER

MERGING

ONYX SOLID WASTE ACQUISITION CORP.

(a Wisconsin corporation)

WITH AND INTO

SUPERIOR SERVICES, INC.

(a Wisconsin corporation)

ARTICLES OF MERGER executed as of this 9th day of November, 1999, by and between Onyx Solid Waste Acquisition Corp., a Wisconsin corporation (hereinafter referred to as the “Merging Corporation”), and Superior Services, Inc., a Wisconsin corporation (herein referred to as the “Survivor”), approved in accordance with Section 180.1103 of the Wisconsin Business Corporation Law (“WBCL”).

ARTICLE I

The respective Boards of Directors of the Survivor and the Merging Corporation, in accordance with their respective Articles of Incorporation and Bylaws and Section 180.1101 of the WBCL, each adopted resolutions adopting and approving an Agreement and Plan of Merger, dated as of June 11, 1999, (the “Plan of Merger”), by and between Survivor, Merging Corporation and Vivendi, a société anonyme organized under the laws of France and the ultimate parent corporation of Merging Corporation (“Parent”), a true and correct copy of which is attached hereto as Exhibit A and incorporated herein by reference.

ARTICLE II

The authorized capital stock of the Survivor currently consists of (a) 100,000,000 shares of common stock, par value $.01 per share (“Survivor Common Stock”), of which 32,488,590 shares were issued and outstanding (and entitled to one vote) at the close of business on October 5, 1999, the record date for the determination of holders of Survivor Common Stock entitled to notice for and to vote on the Plan of Merger, and (b) 500,000 share of preferred stock, par value $.01 (“Survivor Preferred Stock”), of which no shares were issued and outstanding on October 5, 1999. The authorized capital stock of the Merging Corporation consists of 9,000 shares of common stock, $.01 par value (“Merging Corp. Common Stock”), of which 1,000 shares were issued and outstanding (and entitled to one vote) on November 9, 1999, the record date for the determination of holders of Merging Corp. Common Stock entitled to vote on the Plan of Merger.

ARTICLE III

In accordance with Section 180.1103 of the WBCL, the respective shareholders of the Survivor and the Merging Corporation each approved the Plan of Merger as of November 9, 1999 by the requisite vote.

ARTICLE IV

These Articles of Merger shall be effective, and the merger of Merging Corporation with and into the Survivor shall take effect upon receipt with the Wisconsin Department of Financial Institutions.

IN WITNESS WHEREOF, the undersigned Survivor and Merging Corporation have executed these Articles of Merger in duplicate as of the date written above.

ONYX SOLID WASTE ACQUISITION CORP. a Wisconsin corporation	SUPERIOR SERVICES, INC. a Wisconsin corporation

By:	By:
Denis Gasquet	G. William Dietrich
President and Chief Executive Officer	President and Chief Executive Officer

These Articles of Merger were prepared by Kenny R. Tatum, Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367.

ARTICLE III

In accordance with Section 180.1103 of the WBCL, the respective shareholders of the Survivor and the Merging Corporation each approved the Plan of Merger as of November 9, 1999 by the requisite vote.

ARTICLE IV

These Articles of Merger shall be effective, and the merger of Merging Corporation with and into the Survivor shall take effect upon receipt with the Wisconsin Department of Financial Institutions.

IN WITNESS, WHEREOF, the undersigned Survivor and Merging Corporation have executed these Article of Merger in duplicate as of the date written above.

ONYX SOLID WASTE ACQUISITION CORP. a Wisconsin corporation	SUPERIOR SERVICES, INC. a Wisconsin corporation

By:	By:
Denis Gasquet	G. William Dietrich
President and Chief Executive Officer	President and Chief Executive Officer

Exhibit A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of June 11, 1999, among SUPERIOR SERVICES, INC., a Wisconsin corporation (the “Company”), VIVENDI, a societe anonyme organized under the laws of France (“Purchaser”), and ONYX SOLID WASTE ACQUISITION CORP., a Wisconsin corporation and an indirect wholly-owned subsidiary of Purchaser (“Merger Sub”). The Company and Merger Sub are sometimes hereinafter collectively referred to as the “Constituent Corporations”.

RECITALS

WHEREAS, the Boards of Directors of Purchaser and the Company each have determined that it is in the best interests of their respective shareholders for Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to this Agreement, Merger Sub has agreed to commence a tender offer (as it may be amended as permitted under this Agreement, the “Offer” to purchase all of the outstanding shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), including the associated common stock purchase rights (the “Rights”) issued pursuant to the Rights Agreement (including as amended pursuant to this Agreement) (the “Rights Agreement”), dated as of February 21, 1997, between the Company and LaSalle National Bank, as Rights Agent (the Common Stock, together with the Rights, are hereinafter referred to as the “Shares”), at a price per Share of $27.00 in cash net to the seller (such price, or any higher price per Share paid in the Offer, the “Offer Price”); and

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) approved the Offer and (ii) approved and adopted this Agreement and is recommending that the Company’s shareholders accept the Offer, tender their Shares to Merger Sub and approve this Agreement; and

WHEREAS, each of the Board of Directors of Merger Sub and the Company Board have approved and adopted the merger and the sole shareholder of Merger Sub has approved the merger of Merger Sub with and into the Company, as set forth below, in accordance with the Wisconsin Business Corporation Law (the “WBCL”) and upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding Share not owned directly or indirectly by Purchaser, Merger Sub or the Company will be converted into the right to receive the Offer Price in cash; and

WHEREAS, to induce Purchaser to enter into this Agreement, the Company has entered into a Stock Option Agreement dated as of the date of this Agreement with Purchaser (the “Stock Option Agreement”), pursuant to which the Company will grant to Purchaser an option to purchase Shares pursuant to the terms and conditions set forth in the Stock Option Agreement; and

WHEREAS, as a condition and inducement to Purchaser’s and Merger Sub’s willingness to enter into this Agreement, the individuals set forth on Annex B have agreed to enter into and deliver the Employment Agreements attached as Annex B-1 hereto; and

WHEREAS, as a condition and inducement to Purchaser’s and Merger Sub’s willingness to enter into this Agreement, Purchaser and one shareholder of the Company are simultaneously entering into a Shareholder Tender Agreement; and

WHEREAS, the Company, Purchaser and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein and in the Stock Option Agreement the parties hereto hereby agree as follows:

ARTICLE I

The Tender Offer

1.1. Tender Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article IX hereof, within five business days of the date hereof, Purchaser shall cause Merger Sub to, and Merger Sub shall, commence (within the meaning of Rule 14d-2(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) the Offer (for all outstanding Shares), subject only to the satisfaction or waiver of the conditions set forth in Annex A hereto (the “Offer Conditions”) and will file with the SEC (as defined below) all necessary documents (including the Offer Documents, as defined in Section 1.1(c)) in connection with the Offer.

The initial expiration date of the Offer shall be the date twenty business days from and including the date (the “Commencement Date”) the Offer Documents are first filed with the Securities and Exchange Commission (the “SEC”). Purchaser and Merger Sub expressly reserve the right, in their sole discretion, to waive any condition (other than the Minimum Condition, as defined in the Offer Conditions (except that the Minimum Condition may be reduced as contemplated by this Agreement)) and to set forth or change any other term and condition of the Offer; provided, that, unless previously approved by the Company in writing (which approval may be denied, withheld or conditioned in its discretion for any reason), no provision may be set forth or changed which (i) decreases the Offer Price; (ii) changes the form of consideration payable in the Offer (other than by adding consideration); (iii) reduces the maximum number of Shares sought to be purchased in the Offer; (iv) imposes conditions to the Offer in addition to the Offer Conditions; or (v) amends or modifies any term or condition of the Offer in a manner adverse to the holders of Shares. Merger Sub covenants and agrees that, subject to the terms and conditions of the Offer, including but not limited to the Offer Conditions, it will accept for payment and pay for Shares as soon as practicable after the expiration date of the Offer. Notwithstanding the foregoing, Purchaser shall cause Merger Sub to, and Merger Sub shall, extend the Offer for at least an additional five business days if, on the initially scheduled expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer constitute at least 50%, but less than 61%, of the then outstanding Shares (determined on a fully-diluted basis, but excluding

Shares subject to the option granted under the Stock Option Agreement) and all other Offer Conditions are satisfied or waived. In addition, and without limiting the foregoing, if, on the initially scheduled expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer constitute at least 61% of the then outstanding Shares (determined on a fully-diluted basis, but excluding Shares subject to the option granted under the Stock Option Agreement) but are not sufficient to satisfy the Minimum Condition (the “Tendered Amount”) and all other Offer Conditions are satisfied or waived, Purchaser shall cause Merger Sub to, and Merger Sub shall, reduce the Minimum Condition to the Tendered Amount, and shall extend the Offer for an additional ten business days. In addition, and without limiting the foregoing, Purchaser shall cause Merger Sub to, and Merger Sub shall, extend the Offer up to twenty business days in the aggregate, in one or more periods of not more than ten business days, if, at the initially scheduled expiration date of the Offer, or any extension thereof, any one or more Offer Conditions set forth in paragraphs (a), (c) or (d) of Annex A is not then satisfied or waived; provided, however, that Merger Sub shall not be required to extend the Offer as provided in this sentence unless, in Purchaser’s reasonable and objective judgment, (i) each such Offer Condition is reasonably capable of being satisfied and (ii) the Company is in material compliance with all of its covenants under this Agreement. It is agreed that the terms and conditions set forth in the Offer, including but not limited to the Offer Conditions, are for the sole benefit of Purchaser and Merger Sub and, subject to the terms of this Agreement, may be asserted by Purchaser and Merger Sub regardless of the circumstances (including any action or inaction by Purchaser or Merger Sub, provided neither Purchaser nor Merger Sub is in violation of this Agreement) giving rise to any such condition. When used in this Agreement, the term “business day” shall have the meaning ascribed to such term in Rule 14d-1 under the Exchange Act.

(b) The Company hereby approves of and consents to the Offer and the Merger (as defined in Section 2.1). The Company hereby represents, warrants and agrees (as applicable) that: (i) the Company Board, at a meeting duly called and held on June 11, 1999, has unanimously (A) determined that this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, including each of the Offer and the Merger, are in the best interests of the holders of Shares, (B) approved and adopted this Agreement and approved the Stock Option Agreement and the transactions contemplated hereby and thereby, including each of the Offer and the Merger, and (C) resolved to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the “Schedule 14D-9”) to be filed with the SEC upon commencement of the Offer that the shareholders of the Company accept the Offer, tender their Shares to Merger Sub thereunder and approve this Agreement and the transactions contemplated hereby, including the Merger; (ii) the Company Board has taken all action necessary to render Sections 180.1140 to 180.1144 of the WBCL, Article IV of the Restated Articles (as defined in Section 3.1) and the Rights Agreement inapplicable to the Offer and the Merger; (iii) the Schedule 14D-9 will set forth the information contained in this Section 1.1(b)(i) and (ii); and (iv) Robert W. Baird & Co. Incorporated (the “Financial Advisor”) has delivered to the Company Board its written opinion that, as of date hereof, the $27.00 per Share in cash to be received by holders of Shares, other than Purchaser and Merger Sub, pursuant to each of the Offer and the Merger is fair to such holders from a financial point of view. The Company has been authorized by the Financial Advisor to permit the inclusion of such fairness opinion (and a reference thereto) in the Schedule 14D-9 and in the Proxy Statement referred to in Section 7.3, subject to review and reasonable approval thereof by the Financial Advisor. Subject to the terms and conditions of this Agreement, the Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company Board described herein.

(c) Purchaser shall disseminate to the holders of Shares the Offer Documents to the extent required by law upon the commencement of the Offer. Purchaser agrees, as to the Offer to Purchase and related Letter of Transmittal (which together, including any amendments and supplements thereto, constitute the “Offer Documents”) and the Company agrees, as to the Schedule 14D-9, that such documents shall, in all material respects, comply with the requirements of the Exchange Act and the rules and regulations thereunder and other applicable laws. The Company and its counsel, as to the Offer Documents, and Purchaser and Merger Sub and its counsel, as to the Schedule 14D-9, shall be given an opportunity to review such documents a reasonable time prior to their being filed with the SEC. Each of the Company, on the one hand, and Purchaser and Merger Sub, on the other hand, agree promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities laws. The Company will provide Purchaser and Merger Sub, and their counsel, with a copy of any written comments or telephonic notification of any oral comments the Company may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt thereof, and will provide Purchaser and Merger Sub and their counsel with an opportunity to review any written responses and telephonic notification of any oral responses of the Company or its counsel.

(d) In connection with the Offer, the Company will cause its Transfer Agent to furnish promptly to Merger Sub a list, as of a recent date, of the record holders of Shares and their addresses, as well as mailing labels containing the names and addresses of all record holders of Shares and lists of security positions of Shares held in stock depositories. In connection with the Offer, the Company will furnish Merger Sub with such additional information (including, but not limited to, updated lists of holders of Shares and their addresses mailing labels and lists of security positions) and such other assistance as Purchaser or Merger Sub or their agents may reasonably request in communicating the Offer and the Merger to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Purchaser, Merger Sub, and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, will promptly thereafter deliver to the Company all copies of such information then in their possession.

ARTICLE II

The Merger; Closing; Effective Time

2.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the “Merger”). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue to be governed by the laws of the State of Wisconsin, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section 3.1. The Merger shall have the effects specified in the WBCL.

2.2. Closing. The closing of the Merger (the “Closing”) shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 A.M. on the third business day after the date on which the last to be fulfilled or waived of the conditions set forth in Article VIII hereof shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Purchaser may agree.

2.3. Effective Time. In connection with and as part of the Closing, the Company and Purchaser will, in the manner required by the WBCL, cause Articles of Merger (the Article of Merger”) to be delivered to the Department of Financial Institutions of the State of Wisconsin as provided in Section 180.1105 of the WBCL. The Merger shall become effective on the date on which the Articles of Merger, in the manner required by the WBCL, have been duly filed with the Department of Financial Institutions of the State of Wisconsin, and such time is hereinafter referred to as the “Effective Time.”

ARTICLE III

Restated Articles of Incorporation and By-Laws of the Surviving Corporation

3.1. Restated Articles of Incorporation. The Restated Articles of Incorporation of the Company (the “Restated Articles”) in effect at the Effective Time shall be the Restated Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the WBCL, except that Article II of the Company’s Restated Articles shall be amended to read in its entirety as follows:

“The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.”

3.2. The By-Laws. The By-Laws of Merger Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the WBCL.

ARTICLE IV

Officers and Directors of the Surviving Corporation

4.1. Officers and Directors. The directors of Merger Sub and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Restated Articles of Incorporation and By-Laws.

4.2. Board of Directors; Committees. If requested by Purchaser in writing, the Company will, subject to compliance with applicable law and promptly following the purchase by Merger Sub of Shares pursuant to the Offer, take all actions necessary to cause Persons (as defined in Section 9.5(b)) designated by Purchaser to become directors of the Company so that the total number of directors designated by Purchaser equals the number, rounded up to the next whole number, which is the product of (i) the total number of directors on the Company Board multiplied by (ii) a fraction, the numerator of which is the aggregate number of Shares beneficially owned by Merger Sub or any affiliate of Merger Sub and the denominator of which is the total number of Shares then outstanding; provided, however, that prior to the Effective Time, the Company Board shall always have at least two members who are not officers, directors, shareholders or designees of Purchaser or any of Purchaser’s affiliates (“Purchaser Insiders”). If, prior to the Effective Time, the number of directors who are not Purchaser Insiders is reduced below two or any reasons, then the remaining director who is not a Purchaser Insider shall be entitled to designate a Person (or Persons) who is not a Purchaser Insider or any affiliate of such Purchaser Insider to fill such vacancy (or vacancies) and such designee shall be deemed to not be a Purchaser Insider for all purposes of this Agreement. In furtherance thereof, the Company will increase the size of the Company Board, or use its reasonable best efforts to secure the resignation of directors, or both, as is necessary to permit Purchaser’s designees to be elected or appointed to the Company Board. At such time, the Company, if requested by the Purchaser in writing, will use its reasonable best efforts to cause Persons designated by Purchaser to constitute the same proportionate representation (as it exists on the Company Board after giving effect to the foregoing) of each committee of the Company Board, each board of directors of each subsidiary of the Company and each committee of each such board (in each case to the extent of the Company’s ability to elect such Persons); provided, however, that prior to the Effective Time, each committee of the Company Board, each board of directors of each subsidiary of the Company and each committee thereof shall have at least one member who is not a Purchaser Insider. The Company’s obligations to appoint Purchaser’s designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 4.2 and shall include in the Schedule 14D-9, or in a separate Rule 14f-1 information statement provided to shareholders, such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 4.2. Purchaser shall provide the Company in writing with true and correct information with respect to itself and its officers, directors and affiliates required by such Section and Rule.

4.3. Actions by Directors. From and after the election or appointment of the Purchaser Insiders pursuant to Section 4.2 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Purchaser or Merger Sub, or waiver of any of the Company’s rights hereunder will require the affirmative vote of at least a majority of the directors of the Company then in office who are not Purchaser Insiders.

ARTICLE V

Conversion or Cancellation of Shares in the Merger

5.1. Conversion or Cancellation of Shares. The manner of converting or canceling Shares and shares of Merger Sub in the Merger shall be as follows:

(a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Purchaser, Merger Sub, any other subsidiary of Purchaser (collectively, the “Purchaser Companies”) or held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company) or Shares which are held by shareholders (“Dissenting Shareholders”) exercising appraisal rights pursuant to Sections 180.1301 to 180.1331 of the WBCL) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, an amount in cash equal to $27.00 or such greater amount which may be paid pursuant to the Offer (the “Merger Consideration”). All such Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such certificate in accordance with Section 5.2 or the right, if any, to receive payment from the Surviving Corporation of the “fair value” of such Shares as determined in accordance with Sections 180.1301 to 180.1331 of the WBCL.

(b) At the Effective Time, each Share issued and outstanding at the Effective Time and owned by any of the Purchaser Companies (as defined in Section 5.1(a)), and each Share issued and held in the treasury of the Company or owned by any wholly owned subsidiary of the Company, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

(c) At the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holders of such shares, be converted into and become one validly issued, fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of the WBCL) share of common stock, par value $.01 per share, of the Surviving Corporation.

5.2. Payment for Shares. At the Effective Time, Purchaser shall make available or cause to be made available to the paying agent appointed by Purchaser with the Company’s prior approval, which shall not be unreasonably withheld (the “Paying Agent”), amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments pursuant to Section 5.1(a) hereof to holders of all Shares issued and outstanding immediately prior to the Effective Time (other than Shares owned by any of the Purchaser Companies or any Shares issued and held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company). Such funds shall be invested by the Paying Agent as directed by Purchaser in United States treasury securities and shall not be used for any other purpose than paying for the Merger

Consideration (other than as provided below). Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Purchaser, as Purchaser directs. Promptly (but not later than ten business days) after the Effective Time, the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record (other than any of the Purchaser Companies) of issued and outstanding Shares a form (mutually agreed to by Purchaser and the Company) of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented such Shares in exchange for payment therefor. Upon surrender to the Paying Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall promptly (but not later than five business days after receipt) cause to be paid to the Persons entitled thereto a check in the amount to which such Persons are entitled, after giving effect to any required tax withholdings. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a Person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. One hundred and eighty days following the Effective Time, the Purchaser shall be entitled to cause the Paying Agent to deliver to it or to the Surviving Corporation any funds (including any net profit, interest and income produced with respect thereto) made available to the Paying Agent which have not been disbursed to holders of certificates formerly representing Shares outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the cash payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of certificates formerly representing Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for Shares and Purchaser shall reimburse the Surviving Corporation for such charges and expenses.

5.3. Dissenters’ Rights. If any Dissenting Shareholder shall be entitled to be paid the “fair value” of his or her Shares, as provided in Sections 180.1301 to 180.1331 of the WBCL, the Company shall give Purchaser notice thereof and Purchaser shall have the right to conduct all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Purchaser, voluntarily make any payment with respect to, or negotiate, settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent and demand payment under the WBCL, the Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 5.1.

5.4. Transfer of Shares After the Effective Time. No transfers of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

ARTICLE VI

Representations and Warranties

6.1. Representations and “Warranties of the Company. The Company hereby represents and warrants to Purchaser and Merger Sub that:

(a) Corporate Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing (to the extent such concept is recognized under applicable law) under the laws of its respective jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failure to so qualify or be in such good standing, which, individually or in the aggregate with all other such failures, is not reasonably likely to have a Material Adverse Effect (as defined below). Each of the Company and its subsidiaries has the requisite corporate power and authority to carry on its respective businesses as they are now being conducted. The Company has made available to Purchaser a complete and correct copy of the Company’s Restated Articles and By-Laws, each as amended to date, and complete and correct copies of the organizational documents of each of the Company’s subsidiaries. The Company’s Restated Articles and By-Laws as made available are in full force and effect. As used in this Agreement, the term “Material Adverse Effect” shall mean with respect to either Purchaser or the Company, a material adverse effect on the financial condition, properties, business or results of operations of the Company or Purchaser, as applicable, and its respective subsidiaries, taken as a whole.

(b) Authorized Capital. The authorized capital stock of the Company consists of 100,000,000 Shares, of which 32,365,094 Shares were outstanding on June 7, 1999, and 500,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Shares”), of which there were no shares outstanding on June 7, 1999. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) or the WBCL). Other than Shares reserved for issuance pursuant to the Stock Option Agreement, the Company has no Shares or Preferred Shares reserved for issuance, except that, as of June 7, 1999, there were 3,456,763 Shares reserved for issuance pursuant to outstanding options granted (and 1,431,056 Shares reserved for future option grants) under the 1993 Incentive Stock Option Plan, the 1996 Equity Incentive Plan, the 1998 Broad-Based Stock Option Plan, certain individual nonqualified stock option and employment agreements, the Geowaste 1992 Stock Option Plan and the Geowaste 1996 Stock Option Plan (collectively, the “Stock Plans”), 544,991 Shares reserved for issuance pursuant to the terms of the acquisition agreements listed on Schedule 6.1(b) to this Agreement (the “Completed Acquisitions”), 1,296,297 Shares reserved for issuance pursuant to the terms of pending acquisitions listed on Schedule 6.1(b) and 39,094,201 Shares reserved for issuance pursuant to the Rights Agreement. Schedule 6.1(b) sets forth all outstanding Options (as defined in Section 7.8(a)) and the number, exercise prices and expiration dates of each grant. Except as set forth in Schedule 6.1(b) and except for the Stock Option Agreement, since December 31, 1998, the Company has not granted any Options or issued any shares of capital stock except pursuant to the terms of any Stock Plan or the exercise of Options outstanding as of such date. All Shares which may be issued pursuant to (i) the exercise of outstanding Options and (ii) the Completed Acquisitions, will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the WBCL) and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in Schedule 6.1(b), each of the outstanding shares of capital stock of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable (except, in the case of subsidiaries incorporated in the State of Wisconsin, as provided in Section 180.0622(2)(b) of the WBCL) and owned, either directly or indirectly, by the Company, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth above or on Schedule 6.1(b), there are no shares of capital stock of the Company authorized, issued or outstanding and except as set forth above and as provided in the Stock Option Agreement and in the Rights Agreement, there are no preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries. Except as set forth in Schedule 6.1(b) or as contemplated by this Agreement, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its subsidiaries. Immediately prior to the consummation of the Offer, no Shares, Preferred Shares or any other securities of the Company will be subject to issuance pursuant to the Rights Agreement, no Distribution Date (as defined in the Rights Agreement) shall have occurred and, at or after the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any Shares or common stock pursuant to any Benefit Plan (as defined in Section 7.1(d)).

(c) Corporate Authority. Subject only to approval of this Agreement by the holders of a majority of the outstanding Shares, the Company has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement and the Stock Option Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, assuming the due authorization, execution and delivery hereof by Purchaser and Merger Sub.

(d) Governmental Filings; No Violations. (i) Other than the filings provided for in Section 2.3, as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), the Exchange Act and such material filings, consents, registrations, approvals, permits or authorizations, if any, as set forth on Schedule 6.1(d)(i) (the “Regulatory Approval”), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission or other entity, domestic or foreign (“Governmental Entity”), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, except for such failure to make or obtain that, individually or in the aggregate, is not reasonably likely to (x) have a Material Adverse Effect or (y) prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

(ii) Except as to matters set forth in Schedule 6.1(d)(ii), the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the Restated Articles or By-Laws of the Company or the comparable organizational documents of any of its subsidiaries, (B) except as disclosed in the Company Reports (as defined in Section 6.1(e)) or as set forth in Schedule 6.1(b) or Schedule 6.1(d)(i), a breach or violation of, a default under or the triggering of any payment or other material obligations pursuant to, any of the Company’s existing Benefit Plans or any grant or award made under any of the foregoing, (C) a breach or violation of, or a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to any provision of any agreement, lease, contract (including, without limitation, municipal waste collection franchise agreements (“Municipal Contracts”)), note, mortgage, indenture, arrangement or other obligation (“Contracts”) of the Company or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which the Company or any of its subsidiaries is subject or (D) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (C) or (D) above, for such breaches, violations, defaults, accelerations or changes that, individually or in the aggregate, are not reasonably likely to (x) have a Material Adverse Effect or (y) prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Schedule 6.1(d)(ii) sets forth, to the knowledge of the Company, a list of any consents required under any Contracts to be obtained prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clause (C) above). The Company will use its reasonable best efforts to obtain the consents referred to in Schedule 6.1(d)(ii). The term “knowledge” when used in this Agreement with respect to the Company shall mean the actual present knowledge of Peter J. Ruud, George K. Farr and Scott S. Cramer, without refreshment of their recollections and memory by way of any review or inquiry.

(e) Company Reports; Financial Statements. The Company has delivered to Purchaser (x) each registration statement, schedule, report, proxy statement or information statement prepared by it since December 31, 1998 (“Audit Date”), including, without limitation, (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 1998, (ii) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, and (iii) the Company’s proxy statement for the Annual Meeting of Shareholders held on May 11, 1999, and (y) the Company’s registration statement on Form S-4 filed on May 30, 1997, and the Company’s registration statement on Form S-3, filed on August 7, 1997, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the “Company Reports”). As of their respective dates, the Company Reports complied in all material respects with the applicable requirements under the Exchange Act and did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, as of its date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) presents fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income, shareholders’ investment and cash flow included in or incorporated by reference into the Company Reports (including any related notes and schedules) presents fairly in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of the

Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

(f) Absence of Certain Changes. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof or otherwise disclosed in Schedule 6.1(f), since December 31, 1998, the Company and its subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (1) any event or occurrence that is reasonably likely to have a Material Adverse Effect or any development or combination of developments of which the Company has knowledge which is reasonably likely to result in a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company; (iii) any change by the Company in accounting principles, practices or methods, except as provided for herein or as disclosed in the Company Reports filed with the SEC prior to the date hereof; or (iv) any increase in the compensation payable or which could become payable by the Company and its subsidiaries to their officers or key employees, or any adoption, amendment or termination of any Benefit Plans (other than (A) normal scheduled increases in compensation and (B) entering into customary employment arrangements in the ordinary and usual course of business with newly hired employees).

(g) Litigation and Liabilities. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof, reserved against in the consolidated balance sheets included in or incorporated by reference into the Company Reports, or as set forth on Schedule 6.1(g), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries or (ii) obligations or liabilities (whether absolute, fixed, accrued, contingent or otherwise, including, without limitation, those relating to matters involving any Environmental Law (as defined in Section 6.1(l)), or any other facts or circumstances of which the Company has knowledge that could result in any claims against or obligations or liabilities of the Company or any of its subsidiaries, that individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof or on Schedule 6.1(g), neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect or could prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

(h) Employee Benefits. (i) The Company Reports, together with Schedule 6.1(h), accurately describe all material bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all material employment or severance contracts, other material employee benefit plans and any applicable “change of control” or similar provisions in any plan, contract or arrangement (regardless of whether they are funded or unfunded) which cover current or former employees of the Company and its subsidiaries (the “Employees”), including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (the “Compensation and Benefit Plans”).

True and complete copies of all Compensation and Benefit Plans, including any trust instruments and/or insurance contracts, if any, forming a part of any such plans and agreements, and all amendments thereto have been provided or made available to Purchaser.

(ii) All Compensation and Benefit Plans, other than “multiemployer plans” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, covering .Employees and maintained in the United States (the “Plans”), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending, or to the Company’s knowledge threatened in writing, litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material to the Company and its subsidiaries taken as a whole.

(iii) Except as disclosed in Schedule 6.1(h)(iii), no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”), which liability is reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which liability is reasonably likely to have a Material Adverse Effect. No notice of a “reportable event”, within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

(iv) All material contributions required to be made under the terms of any Plan and any contribution required to be made under the terms of any Plan which is subject to the funding standards of Section 412 the Internal Revenue Code, have been timely made or have been reflected in the financial statement; included in or incorporated by reference into the Company Reports. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan’s most recent actuarial valuation), did not exceed the then current value of the assets of such Plan by more than $100,000, and there has been no material change in the financial condition of such Plan since the last day of the most recent Plan Year.

(vi) Neither the Company nor any of its subsidiaries have any obligations for retiree health and life benefits under any Plan, except as disclosed in the Company Reports or as set forth on Schedule 6.1(h).

(vii) Except as set forth in the Company Reports or Schedule 6.1(b), the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of the Company or any of its subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

(viii) All Compensation and Benefit Plans maintained outside of the United States comply in all material respects with applicable local law. The Company and its subsidiaries have no material unfunded liabilities with respect to any such Compensation and Benefit Plan.

(i) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated herein, except that the Company has employed each of the Financial Advisor and BT Alex. Brown Incorporated as its financial advisors, the arrangements with which have been disclosed in writing to Purchaser prior to the date hereof.

(j) Rights Agreement. The Company has taken all necessary action, including, without limitation, amending the Rights Agreement, with respect to all of the outstanding Rights issued pursuant to the Rights Agreement, (A) to render the Rights Agreement inapplicable to this Agreement, the Stock Option Agreement, the Offer, the Merger and the other transactions contemplated hereby and thereby, (B) to ensure that (1) Purchaser and Merger Sub, or either of them, are not deemed to be an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (2) neither a Distribution Date nor a Shares Acquisition Date (as such terms are defined in the Rights Agreement) occur by reason of the execution and delivery of this Agreement, the Stock Option Agreement, or the consummation of the Offer or the Merger or the consummation of the other transactions contemplated by this Agreement and the Stock Option Agreement and (C) so that the Company will have no obligations under the Rights or the Rights Agreement (in connection with the Offer and the Merger) and the holders of Shares will have no rights under the Rights or the Rights Agreement (in connection with the Offer and the Merger). The Rights Agreement, as so amended, has not been further amended or modified. Copies of all such amendments to the Rights Agreement have been previously provided to Purchaser.

(k) Takeover Statutes. The Company Board has taken any and all necessary and appropriate action to render inapplicable to the Offer, the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement, the provisions of Sections 180.1140 to 180.1144 of the WBCL and Article IV of the Company’s Restated Articles. Other than Section 180.1150 of the WBCL and the potential application of Sections 180.1130 to 180.1134 of the WBCL, no “fair price”, “moratorium”, “control share acquisition” or other similar anti takeover statute or regulation (each a “Takeover Statute”), is applicable to the Company, the Shares, the Offer, the Merger, the Stock Option Agreement or the transactions contemplated hereby. The Company makes no representation or warranty concerning the applicability of any Takeover Statute other than those Takeover Statutes existing under the WBCL. The registration provisions of Wis. Stat. §552.05 are not applicable to the Company, the Shares, the Offer, the Merger or the other transactions contemplated hereby or by the .Mock Option Agreement.

(1) Environmental Matters. Except as disclosed in the Company Reports filed prior to the date hereof, Schedule 6.1(g) and except for those matters that are not reasonably likely to have a Material Adverse Effect: (i) the Company and its subsidiaries have complied at all times with all applicable Environmental Laws; (ii) no property currently or formerly owned or operated by the Company or any subsidiary (including soils, groundwater, surface water, buildings or other structures) has been contaminated with any Hazardous Substance that would reasonably be expected to require investigation or remediation under any Environmental Law; (iii) neither the Company nor any subsidiary is subject to any liability for any release of any Hazardous Substance on any third party property; (iv) neither the Company nor any subsidiary has received any notice, demand, letter, claim or request for information indicating that it may be in violation of or subject to liability under any Environmental Law; (v) neither the Company nor any subsidiary is subject to any order, decree or injunction with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law; (vi) the Company and its subsidiaries have accrued adequate reserves in accordance with generally accepted accounting principles for all landfill closure and post closure requirements and have posted all bonds and financial assurances required under any Environmental Laws; and (vii) the Company has made available to Purchaser copies of all environmental reports, studies, assessments, sampling data, closure estimates and other material environmental information in its possession relating to Company or any subsidiary or any of their current or former properties or operations.

As used herein, the term “Environmental Law” means any published federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any solid waste or Hazardous Substance or (C) noise, odor, landfill closure, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to Persons or property relating to any Hazardous Substance.

As used herein, the term “Hazardous Substance” means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of published regulatory action by any Governmental Authority in connection with any Environmental Law.

(m) Tax Matters. The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is a member, have timely filed all material Tax Returns (as hereinafter defined) required to be filed (taking into account any extensions of time within which to file) by it in the manner provided by law. All such Tax Returns are true, correct and complete in all material respects. The Company and each of its subsidiaries have timely paid all Taxes (including interest and penalties) due or required to be withheld from amounts owing to any employee, creditor or third party (whether or not shown as being due on any returns), except where the failure to pay, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect, and have provided adequate reserves in accordance with generally accepted accounting principles in their financial statements for any Taxes not yet due and payable. Except as has been disclosed to Purchaser in Schedule 6.1(m), and except for those matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) no material claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries (except for Taxes not yet due and payable); (ii) no audit, examination, investigation or other proceeding in respect of Taxes is pending or, to the knowledge of the Company, threatened in writing or being conducted by a Tax authority; (iii) all deficiencies asserted or assessments made as a result of any Tax examinations have been settled or paid in full (or are being contested in good faith); (iv) no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries and is currently in effect; (v) neither the Company nor any of its subsidiaries is a party to, is bound by, or has any obligation under, or potential liability with regards to, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement (except by and among themselves); (vi) no power of attorney has been granted by or with respect to the Company or any of its subsidiaries with respect to any matter relating to Taxes; (vii) neither the Company nor any of its subsidiaries is a party to any agreement, plan, contract or arrangement (whether oral or in writing) that, individually or in the aggregate, is reasonably likely to result in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code; (viii) neither the Company nor any of its subsidiaries has any deferred intercompany gain or loss arising as a result of a deferred intercompany transaction within the meaning of Treasury Regulation Section 1.1502-13 (or similar provision under state, local or foreign law) or any excess loss accounts within the meaning of Treasury Regulation Section 1.1502-19; (ix) the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code; (x) neither the Company nor any of its subsidiaries has been the subject of a Tax ruling that has continuing effect; (xi) neither the Company nor any of its subsidiaries has been the subject of a closing agreement with any Tax authority that has continuing effect; (xii) neither the Company nor any of its subsidiaries has agreed to include, or is required to include, in income any adjustment under either Section 481(a) or 482 of the Code (or an analogous provision of state, local or foreign law) by reason of a change in accounting method or otherwise. As used herein, “Taxes” shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, employment, payroll premium, value added, property or windfall profits taxes, environmental, transfer, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity. For purposes of this Agreement, “Taxes” also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including, without limitation, pursuant to Treas. Reg. §1.1502-6 or comparable provisions of state, local or foreign Tax law) and including, without limitation, any liability for Taxes as a transferee or successor, by contract or otherwise. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

(n) Intellectual Property. (i) Except as set forth in Schedule 6.1(n), the Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights (and applications therefor), technology, know-how, computer software programs or applications, and tangible and intangible proprietary information or materials that are used in the business of the Company and its subsidiaries as currently conducted or proposed to be conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and all patents, trademarks, trade names, service marks and copyrights held and used in the business currently conducted by the Company and/or its subsidiaries are valid, enforceable and subsisting, other than those which, if not valid, enforceable and subsisting, are not reasonably likely to have a Material Adverse Effect.

(ii) Except as has not had or is not reasonably likely to have a Material Adverse Effect:

(A) the Company is not, nor will it be as a result of the execution, delivery or performance of this Agreement by it, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks or copyrights (“Third-Party Intellectual Property Rights”);

(B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, computer software programs, trade names, and any applications therefor owned by the Company or any of its subsidiaries (the “Company Intellectual Property Rights”); (II) any trade secret material to the Company; or (III) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the Company, threatened by any Person;

(C) the Company does not know of any valid grounds for any bona fide claims (I) to the effect that the making, use, sale or licensing of any product as now made, used, sold or licensed or proposed for making, use, sale or license by the Company or any of its subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret; (II) against the use by the Company or any of its subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of its subsidiaries as currently conducted or as proposed to be conducted; (III) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (IV) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its subsidiaries; and

(D) to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its subsidiaries.

(o) Compliance with Applicable Laws. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the “Company Permits”) required in order to own their respective assets and to conduct their respective businesses as currently conducted, except where the failure to hold such Company Permits, individually or in the aggregate with all other such failures, is not reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits and the operations of the Company (including, without limitation, the obtaining of any Company Permits) and its subsidiaries have been conducted in compliance with all applicable laws, ordinances and regulations of any Governmental Entity, except where the failure to comply or the violation, individually or in the aggregate with all other such failures, is not reasonably likely to have a Material Adverse Effect.

(p) Opinion of Financial Advisor. The Company has received the written opinion of the Financial Advisor that (subject to the terms and conditions of such opinion) as of the date hereof, the Offer Price is fair to such shareholders from a financial point of view. The Company has delivered to Purchaser a copy of such opinion.

(q) Labor Relations. Except as set forth in Schedule 6.1(q), there is no work stoppage involving the Company or any of its subsidiaries pending or threatened in writing and neither the Company nor any of its subsidiaries is involved in, threatened in writing with, or affected by any labor dispute, arbitration, lawsuit or administrative proceeding that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. Except as disclosed in the Company Reports or in Schedule 6.1(q), none of the employees of the Company or of any of its subsidiaries is represented by any labor union or any collective bargaining organization and, to the best knowledge of the Company, no labor union is attempting to organize employees of the Company or any of its subsidiaries. Except as set forth in Schedule 6.1(q), there is no pending charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable state agency.

(r) Material Contracts. Except as identified in the Company Reports or as set forth in Schedule 6.1(r), neither the Company nor any of its subsidiaries is party to, nor is the Company or any of its subsidiaries (or their respective assets) bound by, any Contract that, individually or in the aggregate, is material to the Company and its subsidiaries taken as a whole. Except as identified in the Company Reports or as set forth on Schedule 6.1(r), there are no (i) Contracts between the Company or any subsidiary, on the one hand, and any current or former director, officer, employee or 5% or greater shareholder of the Company or any of their affiliates or family members, on the other hand, or (ii) material non-competition agreements or any other agreements or obligations which purports to limit in any respect the manner in which, or the localities in which, the business of the Company and its subsidiaries, is or can be conducted. All Contracts to which the Company or any of the subsidiaries is a party or by which any of their respective assets is bound, and any Contract between third-parties that has been assigned to the Company or any of its subsidiaries, have been legally assigned, if applicable, and are valid and binding, in full force and effect in accordance with its terms and enforceable against the parties

(or, if applicable, assignees) thereto in accordance with their respective terms, except for such failures to be so assigned, valid and binding, in full force and effect or enforceable that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. There is not under any such Contract any existing default, or event, which after notice or lapse of time, or both, would constitute a default, by the Company or any of its subsidiaries, or to the Company’s knowledge, any other party, except to the extent any such defaults or events, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

(s) Year 2000. Except to the extent described in any Company Report filed prior to the date hereof, all computer systems and computer software used by the Company or any of its subsidiaries (i) recognize or are being adapted so that, prior to December 31, 1999, they shall recognize the advent of the year A.D. 2000 without any adverse change in operation associated with such recognition, (ii) can correctly recognize or are being adapted so that they can correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000, including but not limited to, accepting date input, performing calculations on dates or portion of dates and providing date output, and the operation and functionality of such computer systems and such computer software will not be adversely affected by the advent of the year A.D. 2000 or any manipulation of data featuring information relating to dates before, on or after January 1, 2000, and (iii) can suitably interact with other computer systems and computer software in a way that does not compromise (y) its ability to correctly recognize the advent of the year A.D. 2000 or (z) its ability to correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000 (the operations of clauses (i), (ii) and (iii) together, “Millennium Functionality”), except in each case for such computer systems and computer software, the failure of which to achieve Millennium Functionality, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, as of the date hereof, the costs of the adaptions necessary to achieve Millennium Functionality are not reasonably likely to have a Material Adverse Effect.

6.2. Representations and Warranties of Purchaser and Merger Sub. Purchaser and Merger Sub jointly and severally represent and warrant to the Company that:

(a) Corporate Organization and Qualification. Purchaser is a Societe Anonyme organized under the laws of France. Merger Sub is a corporation duly organized, validly existing and in good standing (to the extent such concept is recognized under applicable law) under the laws of Wisconsin. Each of Purchaser and Merger Sub is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failure to so qualify or to be in such good standing, which, individually or in the aggregate with all other such failures, is not reasonably likely to have a material adverse effect on the financial condition, prospects, properties, business or results of operations of Purchaser and its subsidiaries, taken as a whole.

(b) Corporate Authority. Purchaser and Merger Sub each has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, in the case of Purchaser, the Stock Option Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of Purchaser and Merger Sub enforceable against each of Purchaser and Merger Sub in accordance with its terms, assuming the due authorization, execution and delivery hereof by the Company.

The Stock Option Agreement is a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, assuming the due authorization, execution and delivery thereof by the Company.

(c) Governmental Filings; No Violations. (i) Other than the filings provided for in Section 2.3, as required under the HSR Act and the Exchange Act, no notices, reports or other filings are required to be made by Purchaser and Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Purchaser and Merger Sub from, any Governmental Entity in connection with the execution and delivery of this Agreement by Purchaser and Merger Sub and the consummation of the transactions contemplated hereby by Purchaser and Merger Sub, except for such failure to make or obtain that, individually or in the aggregate, is not reasonably likely to prevent, materially delay or materially burden the transactions contemplated by this Agreement.

(ii) The execution and delivery of this Agreement by Purchaser and Merger Sub do not, and the consummation of the transactions contemplated hereby by Purchaser and Merger Sub will not, constitute or result in (i) a breach or violation of, or a default under, the organizational documents of Purchaser or the Articles of Incorporation or By-Laws of Merger Sub or (ii) a breach or violation of, a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to any provision of any Contract of Purchaser or Merger Sub or any law, ordinance, rule or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Purchaser or Merger Sub is subject, except, in the case of clause (ii) above, for such breaches, violations, defaults or accelerations that, individually or in the aggregate, would not prevent or materially delay the transactions contemplated by this Agreement.

(d) Funds. Purchaser has or will have at the expiration of the offer and the Effective Time (and will make available to Merger Sub at the expiration of the Offer and the Effective Time) the funds necessary to consummate the Offer and the Merger, respectively.

(e) Merger Sub’s Activities. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with such transactions.

(f) Stock Ownership. As of the date hereof, none of Purchaser or any of its “affiliates” or “associates” (as those terms are defined in Rule 12b-2 under the Exchange Act) beneficially own any Shares.

ARTICLE VII Covenants

7.1. Interim Operations of the Company. The Company covenants and agrees, as to itself and its subsidiaries, that, prior to the Effective Time (unless Purchaser shall otherwise agree in writing and except as otherwise contemplated by this Agreement):

(a) the business of the Company and its subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its subsidiaries shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates;

(b) the Company shall not (i) amend its Restated Articles or By-Laws or amend, modify or terminate the Rights Agreement; (ii) split, combine or reclassify the outstanding Shares or Preferred Shares; or (iii) declare, set aside or pay any dividend payable in cash, stock or property with respect to the capital stock of the Company;

(c) neither the Company nor any of its subsidiaries shall (i) issue, sell, pledge, dispose of, agree to sell or pledge or encumber any additional shares, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its subsidiaries or any other property or assets other than, in the case of the Company, Shares issuable pursuant to Options outstanding on the date hereof under the Stock Plans, or pursuant to the terms of the Completed Acquisitions, pending acquisitions set forth on Schedule 6.1(b) or pursuant to the Stock Option Agreement; (ii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any assets or incur any other liability other than in the ordinary and usual course of business; (iii) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of the Company other than pursuant to the terms of existing acquisition agreements or escrow agreements or (iv) authorize capital expenditures in excess of $15 million in the aggregate, or make any acquisition of, or investment in, assets or stock of any other Person or entity with estimated annualized revenues in excess of $50 million. Notwithstanding any limitations in this Section 7.1(c), the Company may enter into or consummate an acquisition proposed by it (a “Proposed Acquisition”), if such acquisition has been approved in writing by Purchaser, which approval may be denied, withheld or conditioned in its sole and absolute discretion. Purchaser agrees to advise the Company in writing whether it has approved the Proposed Acquisition within five business days after receipt of information regarding the Proposed Acquisition that is the same in all material respects as the information that was provided (whether orally, in writing or otherwise) to the executive officers of the Company or the Company Board in connection with its approval of the Proposed Acquisition, including, without limitation, all material economic and other terms (the “Proposed Terms”). If Purchaser approves the Proposed Acquisition, the Company may consummate the Proposed Acquisition on the Proposed Terms and other customary terms.

(d) neither the Company nor any of its subsidiaries shall grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or such subsidiaries (other than (A) normal scheduled increases in compensation and (B) entering into customary employment arrangements in the ordinary and usual course of business with newly hired employees); and neither the Company nor any of its subsidiaries shall establish, adopt, terminate, enter into, make any new grants or awards under or amend, any Compensation and Benefit Plans (other than (i) pursuant to Section 7.8(c) and (ii) normal scheduled increases in compensation).

(e) neither the Company nor any of its subsidiaries shall settle, negotiate to settle or compromise any material claims or litigation except for such settlements or negotiations that are not reasonably likely to have a Material Adverse Effect;

(f) neither the Company nor any of its subsidiaries shall make any tax election or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Purchaser, except in the ordinary and usual course of business; and

(g) (i) neither the Company nor any of its subsidiaries shall incur, assume or prepay any long-term debt or incur or assume any short-term debt, except that the Company and its subsidiaries may incur or prepay debt in the ordinary and usual course of business in amounts and for purposes consistent with past practice under existing lines of credit, and may incur debt in connection with the Completed Acquisitions but in any event such incurrences, assumptions or prepayments not to exceed $75 million in the aggregate, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third-party except in the ordinary and usual course of business, (iii) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates consistent with past practice, or (iv) change any accounting principle, practice or method in a manner that is inconsistent with past practice, except to the extent required by generally accepted accounting principles as advised by the Company’s regular independent accountants;

(h) neither the Company nor any of its subsidiaries shall, other than in the ordinary and usual course of business or except as is not reasonably likely to have a Material Adverse Effect, (i) modify, amend or terminate any contract, (ii) waive, release, relinquish or assign any contract (or any of the rights of the Company or any of its subsidiaries thereunder), right or claim, or (iii) cancel or forgive any indebtedness owed to the Company or any of its subsidiaries; provided, however, that neither the Company nor any of its subsidiaries may under any circumstance waive or release any of its rights under any confidentiality agreement to which it is a party;

(i) neither the Company nor any of its subsidiaries shall enter into any material contract or agreement other than in the ordinary and usual course of business;

(j) neither the Company nor any of its subsidiaries shall, except as specifically permitted in Section 7.2, take or fail to take any action that is reasonably likely to result in any failure of the Offer Conditions or any of the conditions to the Merger set forth in Article VIII not being satisfied, or is reasonably likely to make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that is reasonably likely to have a Material Adverse Effect;

(k) neither the Company nor any of its subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; and

(1) neither the Company nor any of its subsidiaries will authorize or enter into an agreement to do any of the foregoing.

7.2. Acquisition Proposals. The Company agrees that neither the Company nor any of its subsidiaries shall, and the Company shall direct and use its reasonable best efforts to cause its and its subsidiaries’ officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries (“Representatives”)) not to knowingly (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) from any Person with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”) or (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing shall prevent the Company or the Company Board from complying with Rules 14d-9 and 14e-2 under the Exchange Act, and that prior to the purchase of Shares pursuant to the Offer, the Company and its Representatives may engage in the actions set forth in clause (ii) above if (A) any Person delivers a bona fide written Acquisition Proposal for which all necessary financing is then in the judgment of the Company Board readily obtainable, (B) the Company enters into a customary confidentiality agreement with such Person that is no more favorable to such Person than the Confidentiality Agreement, dated as of March 3, 1999, as amended as of June 11, 1999, between Purchaser and the Company (the “Confidentiality Agreement”) (as determined by the Company after consultation with its outside counsel), (C) the Company Board determines in good faith by a vote of a majority of the members of the full Company Board after receipt of advice from outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (D) the Company Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated (taking into account all legal, financial and regulatory aspects of the proposal, the Person making the proposal and all other relevant factors) and would, if consummated, result in a transaction more favorable to the Company’s shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a “Superior Proposal”). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal. The Company will take the necessary steps to inform the Persons referred to in the first sentence hereof of the obligations undertaken in this Section 7.2. The Company will notify Purchaser promptly if any such Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company. The Company will further identify the offeror and furnish to Purchaser a copy of any such inquiry or proposal, if it is in writing, or shall inform Purchaser of the details of any such inquiry or proposal, if it is oral, and shall promptly advise Purchaser of any material development relating to such inquiry or proposal. The Company also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

7.3. Meeting of the Company’s Shareholders. If required following termination of the Offer, the Company will take, consistent with applicable law and its Restated Articles and By-Laws, all action necessary to convene a meeting of holders of Shares as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger. Subject to fiduciary requirements of applicable law, the Company Board shall recommend such approval and the

Company shall take all lawful action to solicit such approval. At any such meeting of the Company, all of the Shares then owned by the Purchaser Companies will be voted in favor of this Agreement. The Company’s proxy or information statement with respect to such meeting of shareholders (the “Proxy Statement”), at the date thereof and at the date of such meeting, will comply in all material respects with the applicable requirements under the Exchange Act and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Purchaser Companies furnished to the Company by Purchaser specifically for use in the Proxy Statement. The Proxy Statement shall not be filed, and no amendment or supplement to the Proxy Statement will be made by the Company, without consultation with Purchaser and its counsel.

7.4. Efforts; Filings and Other Actions. (a) Subject to the terms and conditions herein provided, each of Purchaser, Merger Sub and the Company shall, and the Company shall cause each of its subsidiaries to, and Purchaser shall cause Merger Sub to, cooperate and use their respective reasonable best efforts to take or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to, cooperation in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement, any required filings or requests for additional information under the HSR Act, and any amendments to any thereof.

(b) Subject to the terms and conditions herein provided, the Company and Purchaser shall, and Purchaser shall cause Merger Sub to, use all reasonable best efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

(c) The Company and Purchaser each shall keep the other appraised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Purchaser or the Company, as the case may be, or any of their subsidiaries, from the SEC or any Governmental Entity with respect to the Offer Documents, the Schedule 14D-9, the Offer or the Merger or any of the other transactions contemplated by this Agreement.

7.5. Access. Upon reasonable notice, the Company shall (and shall cause each of its subsidiaries to) afford Purchaser’s officers, employees, counsel, accountants and other authorized representatives access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, Contracts and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Purchaser all information concerning its business, properties and personnel as Purchaser or its Representatives may reasonably request; provided that no investigation pursuant to this Section 7.5 shall affect or be deemed to modify any representation or warranty made by the Company; provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, which in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any obligation of the Company with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or which would violate applicable law. Purchaser agrees that it will not, and will use its reasonable best efforts to cause its representatives and affiliates not to, use any of the information obtained hereunder for any purpose unrelated to the consummation of the Offer and the Merger and, until the consummation of the Offer, the terms of the Confidentiality Agreement shall apply to such information which otherwise meets the definition of “Confidential Information” under the Confidentiality Agreement. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by any such officer. The Company shall furnish promptly to Purchaser and Merger Sub a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of federal or state securities laws. The Company shall cause its independent auditors to allow the review of the work papers of such auditors relating to the Company and its subsidiaries. Upon any termination of this Agreement, Purchaser will collect and deliver to the Company all documents obtained by it or any of its representatives then in their possession and any copies thereof.

7.6. Notification of Certain Matters. The Company shall give prompt notice to Purchaser of, and, with respect to clause (c) below only, Purchaser and Merger Sub shall give prompt notice to the Company of: (a) any material notice of, or other material communication relating to, any environmental matter, a cancellation or termination, a default or event that, with notice or lapse of time or both, would become a default, received by the Company or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under (i) any Contract material to the financial condition, properties, businesses or results of operations of the Company and its subsidiaries taken as a whole to which the Company or any of its subsidiaries is a party or is subject or (ii) any Municipal Contract, which, in any such case is reasonably likely to have a Material Adverse Effect; (b) any material adverse change in the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole or the occurrence of any event (other than general economic conditions or general conditions in the United States securities markets) which, so far as reasonably can be foreseen at the time of its occurrence, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; and (c)(i) the occurrence or non-occurrence of any fact or event which is reasonably likely (A) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in any material respect and (ii) any failure to comply with or to satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company and Purchaser shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, if the failure to obtain such consent, individually or in the aggregate with all other such failures, is reasonably likely to (x) have a Material Adverse Effect or (y) prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. The Company agrees to provide Purchaser with copies of any information that was provided to the Company Board in connection with its approval of any acquisition permitted under Section 7.1(c)(iv) of this Agreement.

7.7. Publicity. The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release and thereafter the Company and Purchaser shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

7.8. Options and Benefits. (a) Stock Options. At the Effective Time, each stock option outstanding pursuant to the Stock Plans (the “Options”, whether or not then exercisable, shall be canceled and only entitle the holder thereof to receive from the Surviving Corporation a single lump sum amount in cash equal to the result of multiplying (i) the excess of the Merger Consideration over the exercise price per Share of such Option by (ii) the number of Shares previously subject to such Option. The Company shall, prior to the Effective Time, take all appropriate action to accomplish the foregoing. Notwithstanding the foregoing, on the date the Merger Sub irrevocably accepts for payment Shares tendered pursuant to the Offer, Options held by the employees designated on Schedule 7.8 hereto (the “Covered Employees”), whether or not then exercisable, shall be cancelled and the Covered Employees shall be entitled to receive in lieu thereof a lump sum payment in cash equal to the number obtained by multiplying (i) the excess of the Offer Price over the exercise price per Share of such Option by (ii) the number of Shares subject to Options, which sum shall be payable as promptly as practicable.

(b) Employee Benefits. Purchaser agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company and its subsidiaries will continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of securities of the Company) which in the aggregate are substantially comparable to those currently provided by the Company and its subsidiaries to such employees; provided, however, that employees covered by collective bargaining agreements need not be provided such benefits. Purchaser will cause each employee benefit plan of Purchaser in which employees of the Company and its subsidiaries are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with the Company and its subsidiaries of such service were with Purchaser. Such employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Effective Time occurs, to the extent that, in the plan year following the Effective Time, they participate in any medical, health or dental plan of Purchaser for which deductibles or co-payments are required. Purchaser shall also cause each medical, health or dental plan of Purchaser, in which such employees are eligible to participate after the Effective Time, to waive (i) any pre-existing condition restriction, eligibility waiting period and evidence of insurability requirements which was waived under the terms of any analogous employees benefit plan of the Company immediately prior to the Effective Time or (ii) waiting period limitation which would otherwise be applicable to an employee on or after the Effective Time to the extent such employee had satisfied any similar waiting period limitation under an analogous employee benefit plan of the Company prior to the Effective Time. Purchaser will, and will cause the Surviving Corporation to, timely and fully honor (without modification) all employee benefit obligations to current and former employees of the Company and its subsidiaries accrued as of the Effective Time and, to the extent set forth in the Company Reports and Schedule 6.1(b), all employee severance plans (or policies), employment agreements and severance agreements in existence on the date hereof.

(c) 1999 Management Incentive Plan. It is understood and agreed that the Company shall amend its 1999 Management Incentive Plan (the “MIP”) to provide that all eligible participants in such plan who remain employed by the Company (or a subsidiary of the Company) as of December 31, 1999 (“Eligible Participants”), will receive a bonus amount (as determined and adjusted as set forth in the next succeeding sentence) in cash equal to (i) the amount of cash and (ii) the fair market value of stock options (which shall be calculated in the manner set forth below), in each case, which such persons otherwise would have been entitled to receive under the MIP for the year ending December 31, 1999 (the “First Bonus Amount”). The First Bonus Amount shall be (a) calculated based on the financial results of the Company and its subsidiaries for the six-month period ending June 30, 1999, as compared to the financial results of the Company and its subsidiaries for the six-month period ended June 30, 1998 (and assuming a satisfactory rating on personal and departmental goals and objectives at the Company’s headquarters for such six-month period in 1999), (b) divided by 2, and (c) paid no later than February 14, 2000. It is also understood and agreed that the Company shall further amend the MIP to provide that all Eligible Participants will receive a bonus amount (as determined and adjusted as set forth in the next succeeding sentence) in cash equal to (i) the amount of cash and (ii) the fair market value of stock options (which shall be calculated in the manner set forth below), in each case, which such persons otherwise would have been entitled to receive under the MIP for the year ending December 31, 1999 (the “Second Bonus Amount”). The Second Bonus Amount shall be (a) calculated based on the percentage increase in the “pre-tax earnings” (as defined in the Company’s Long Term Performance Award Plan) of the Company and its subsidiaries for the six-month period ending December 31, 1999, as compared to the pre-tax earnings of the Company and its subsidiaries for the six-month period ended December, 1998 (and assuming a satisfactory rating on personal and departmental goals and objectives at the Company’s headquarters for such six-month period in 1999), (b) divided by 2, and (c) paid no later than February 14, 2000. The fair market value of stock options referred to in this section shall be deemed to be one-half of the excess of (x) the Merger Consideration over (y) the closing sale price for the Shares on the last business day preceding the date of this Agreement as reported by the Nasdaq National Market.

7.9. Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, Purchaser agrees that it will cause the Surviving Corporation and its subsidiaries (as appropriate) to indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries, determined as of the Effective Time (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees and disbursements), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted or required under the WBCL and its Restated Articles or By-Laws in effect on the date hereof to indemnify such Person (and Purchaser shall also advance expenses as incurred to the fullest extent permitted or required under the WBCL, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification under the WBCL, the Company’s Restated Articles or By-Laws in effect on the date hereof); provided that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under the WBCL and the Restated Articles and By-Laws as in effect on the date hereof shall be made by independent counsel mutually selected by the Surviving Corporation and the Person seeking indemnification and otherwise in accordance with the provisions and procedures currently set forth in the Company’s By-Laws in effect as of the date hereof.

(b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of Section 7.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Purchaser or the Surviving Corporation thereof, but the failure to so notify shall not relieve Purchaser or the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party and then only to the extent so materially prejudiced. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Purchaser or the Surviving Corporation shall have the right to assume and control the defense thereof (provided, that if either does so, then the standards of conduct set forth under the WBCL shall be irrevocably deemed to be satisfied by the Indemnified Parties) and Purchaser shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Purchaser or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that, in such counsel’s reasonable judgment, there are material issues that constitute conflicts of interest between Purchaser or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Purchaser or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Purchaser shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel (licensed in such jurisdiction) chosen by them for all Indemnified Parties in any jurisdiction unless the use of one such counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Purchaser shall not be liable for any settlement effected without its prior written consent; and provided further, that, in the event Purchaser or the Surviving Corporation shall not have assumed such defense, Purchaser shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

(c) The Purchaser and the Surviving Corporation shall maintain in full effect, without lapse or modification, the Company’s existing officers’ and directors’ liability insurance (“D&O Insurance”) for a period of six years after the Effective Time, so long as the annual premium therefor is not in excess of 200% of the last annual premium paid by the Company prior to the date hereof (the “Current Premium”); provided, however, if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Purchaser and the Surviving Corporation will use its reasonable best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium.

(d) The rights under this Section 7.9 are not exclusive of any other rights an Indemnified Party may have under applicable law.

7.10. Other Actions by the Company. (a) Rights Agreement. The Company covenants and agrees that it will not (i) redeem the Rights, (ii) amend the Rights Agreement or (iii) take any action that would allow any Person (as defined in the Rights Agreement) other than Purchaser or Merger Sub to acquire beneficial ownership of 15% or more of the Shares without causing a Distribution Date or a Shares Acquisition Date.

(b) State Takeover Laws. If any Takeover Statute shall become applicable to the transactions contemplated hereby, the Company and the members of the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and the Stock Option Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby. The Company shall, upon the request of the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement and the Stock Option Agreement, including the Offer and the Merger, of any Takeover Statute.

ARTICLE VIII Conditions

8.1. Conditions to Obligations of Purchaser and Merger Sub. The respective obligations of Purchaser and Merger Sub to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Purchaser or Merger Sub, as the case may be, to the extent permitted by applicable law:

(a) Shareholder Approval. This Agreement shall have been duly approved by the requisite affirmative vote of holders of Shares, in accordance with applicable law and the Restated Articles and By-Laws of the Company (provided that Purchaser and Merger Sub shall have voted their Shares (and shall have been represented for quorum purposes) at such meeting in accordance with Section 7.3;

(b) Purchase of Shares. Merger Sub shall have purchased Shares pursuant to the Offer;

(c) Governmental and Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filings provided for in Section 2.3, all filings required to be made prior to the Effective Time by the Company with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by the Company from, any Governmental Entity in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company, Purchaser and Merger Sub shall have been made or obtained (as the case may be), except where the failure to so make or obtain is not reasonably likely to have a Material Adverse Effect on the Company;

(d) Injunction. No United States or state court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement or imposes material restrictions on Purchaser or the Company in connection with consummation of the Merger or with respect to their business operations, either prior to or subsequent to the Merger (collectively, an “Order”) which is reasonably likely to have a Material Adverse Effect (provided, however, that before invoking this condition, Purchaser and Merger Sub shall use its reasonable best efforts to prevent, vacate, overturn, repeal or limit any such Order so that it is not reasonably likely to have a Material Adverse Effect);

(e) Other Obligations. The Company shall have fulfilled its obligations under Section 7.8(a) and the representations and warranties contained in Sections 6.1(j) and 6.1(k) shall be true and correct as of the Effective Time as if made on such date.

8.2. Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

(a) Shareholder Approval. This Agreement shall have been duly approved by the requisite affirmative vote of holders of Shares, in accordance with applicable law and the Restated Articles and By-Laws of the Company (provided that the Purchaser and Merger Sub shall have voted their Shares (and shall have been represented for quorum purposes) at such meeting in accordance with Section 7.3;

(b) Purchase of Shares. Merger Sub shall have purchased Shares pursuant to the Offer;

(c) Governmental and Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filings provided for in Section 2.3, all filing required to be made prior to the Effective Time by Purchaser and Merger Sub with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time by Purchaser and Merger Sub from, any Governmental Entity in connection with the execution and delivery of this Agreement by Purchaser and Merger Sub and the consummation of the transactions contemplated hereby by Purchaser, Merger Sub and the Company shall have been made or obtained (as the case may be), except where the failure to so make or obtain is not reasonably likely to have a Material Adverse Effect on the Company; and

(d) Order. No Order shall be in effect which is reasonably likely to have a Material Adverse Effect (provided, however, that before invoking this condition, the Company shall use its reasonable best efforts to prevent, vacate, overturn, repeal or limit any such Order so that it is not reasonably likely to have a Material Adverse Effect).

ARTICLE IX

Termination

9.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by the mutual consent of Purchaser and the Company, by action of their respective Boards of Directors.

9.2. Termination by Either Purchaser or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of either Purchaser or the Company (in accordance with Section 4.3) if (i) Merger Sub shall have terminated the Offer without purchasing any Shares pursuant thereto in accordance with this Agreement; (ii) the approval of shareholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor (provided Merger Sub complies with Section 7.3); or (iii) any court of competent jurisdiction or other Governmental Entity located or having jurisdiction within the United States or the Republic of France, shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable and which is reasonably likely to have a Material Adverse Effect (provided, however, that before invoking this Section 9.2(iii), the party invoking this Section shall use its reasonable best efforts to prevent, vacate, overturn, repeal or limit any such order, decree, ruling or other action so that it is not reasonably likely to have a Material Adverse Effect).

9.3. Termination by Purchaser. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of Purchaser, if (x) prior to the purchase of Shares pursuant to the Offer in accordance with this Agreement, the Company shall have failed to perform in any respect any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company at or prior to such date of termination, which failure is reasonably likely to have a Material Adverse Effect on the Company and which failure shall not have been reasonably cured prior to the later of (A) ten business days following the giving of written notice to the Company of such failure (provided that Purchaser and Merger Sub shall be required to extend only the initially scheduled expiration date of the Offer pursuant to this clause) and (B) two business days prior to the date on which the Offer is then scheduled to expire, (y) the Company Board (or a special committee thereof) shall have amended, withdrawn or modified in a manner adverse to Purchaser or Merger Sub its approval or recommendation of the Offer, this Agreement or the Merger or the Company Board shall have failed to reaffirm such approval or recommendation within two business days of the written request by Purchaser or Merger Sub to do so, shall have publicly endorsed, approved or recommended any other Acquisition Proposal or shall have publicly announced it has resolved to do any of the foregoing, or (z) if the Company or any of the other Persons or entities described in Section 7.2 shall take any actions that would be proscribed by Section 7.2 but for the exception therein allowing certain actions to be taken if required by fiduciary obligations under applicable law as advised by outside counsel.

9.4. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares by action of the Company Board, (i) if Purchaser or Merger Sub (or another Purchaser Company) (x) shall have failed to perform in any respect any of the covenants or agreements contained in this Agreement to be complied with or performed by Purchaser or Merger Sub at or prior to such date of termination, and which failure shall not have been reasonably cured prior to the later of (A) five business days following the giving of written notice to Purchaser of such failure and (B) two business days prior to the date on which the Offer is then scheduled to expire, or (y) shall have failed to commence the Offer within the time required in Section 1.1 or (ii) if

(w) the Company is not in material breach of any of the terms of this Agreement, (x) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Purchaser in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (which shall include all of the material terms, including the price proposed to be paid for Shares pursuant thereto) to such notice, (y) Purchaser does not make, within three business days of receipt of the Company’s written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company Board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and (z) the Company, prior to such termination, pays to Purchaser in immediately available funds the fees required to be paid pursuant to Section 9.5(b).

9.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 9.5(b) below and Section 10.2 and except that nothing herein will relieve any party from liability for any willful breach of this Agreement, provided, however, that if this Agreement is terminated by Purchaser pursuant to Section 9.3(x) or the Company pursuant to Section 9.4(i)(x), the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

(b) If (x)(i) the Offer shall have remained open for a minimum of at least 20 business days, (ii) after the date hereof any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act and the rules promulgated thereunder) other than Purchaser or Merger Sub or any of their respective subsidiaries or affiliates (collectively, a “Person”) shall have become the beneficial owner (as defined in Section 13(d) of the Exchange Act and the rules promulgated thereunder) of 15% or more of the outstanding Shares (other than for bona fide arbitrage purposes), shall have publicly announced an Acquisition Proposal or any Person shall have commenced, or shall have publicly announced an intention to commence, a tender offer or exchange offer for 15% or more of the outstanding Shares, and (iii) the Minimum Condition shall not have been satisfied as of the expiration date of the Offer and the Offer is terminated without the purchase of any Shares thereunder, (y) Purchaser shall have terminated this Agreement pursuant to Section 9.3(y) or (z) hereof, or (z) the Company shall have terminated this Agreement pursuant to Section 9.4(ii) hereof, then the Company shall promptly, but in no event later than two business days after the date of such termination, pay Purchaser a fee of $26 million (the “Termination Fee”), and shall reimburse Purchaser and Merger Sub (not later than two business days after written request by Purchaser or Merger Sub to do so) for all of the out-of-pocket charges and expenses, including financing fees (which out-of-pocket charges and expenses shall be set forth with reasonable specificity in written documentation provided to the Company), actually incurred by Purchaser or Merger Sub through the date of termination in connection with this Agreement and the transactions contemplated by this Agreement, up to a maximum amount of $4 million (the “Reimbursement Fee”), in each case payable by wire transfer in same day funds; provided, that, in the event the Company shall have terminated this Agreement pursuant to Section 9.4(ii) hereof, the Company shall pay the amount due pursuant to this Section 9.5(b) prior to any such termination. The Company acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Purchaser and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.5(b), and, in order to obtain such payment, Purchaser or Merger Sub commences a suit which results in a judgment against the Company for the fees set forth in this paragraph (b), the Company shall pay to Purchaser or Merger Sub its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fees at the prime rate of Citibank, N.A. on the date such payment was required to be made. If Purchaser or Merger Sub, or the Company, as the case may be, commences a suit against any other party hereto which suit does not result in a judgment against the other party, the party commencing such suit shall pay to the other the other party’s costs and expenses (including attorneys’ fees) incurred in connection with such suit.

ARTICLE X

Miscellaneous and General

10.1. Payment of Expenses. Whether or not the Merger shall be consummated, each party hereto shall, subject to Section 9.5(b), pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger.

10.2. Survival. The agreements of the Company, Purchaser and Merger Sub contained in Sections 5.2 (Payment for Shares) (but only to the extent that such Section expressly relates to actions to be taken after the Effective Time), 5.3 (Dissenters’ Rights), 5.4 (Transfer of Shares After the Effective Time), 7.8 (Options and Benefits), 7.9 (Indemnification; Directors’ and Officers’ Insurance), and 10.1 (Payment of Expenses) shall survive the consummation of the Merger. The agreements of the Company, Purchaser and Merger Sub contained in the Confidentiality Agreement, 6.1(c) (Corporate Authority), 6.2(b) (Corporate Authority), Section 9.5 (Effect of Termination and Abandonment) and Sections 10.1 (Payment of Expenses), 10.6 (Governing Law), 10.7 (Notices), 10.9 (Entire Agreement), 10.10 (Definition of “Subsidiary”), 10.11 (Obligations of Purchaser) and 10.12 (Captions) shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

10.3. Modification or Amendment. Subject to the applicable provisions of the WBCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

10.4. Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

10.5. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

10.6. Governing Law.

(a) GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY IN SUCH STATE. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and the Stock Option Agreement and of the documents referred to in this Agreement and the Stock Option Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement and the Stock Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.7 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE STOCK OPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE STOCK OPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE STOCK OPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE STOCK OPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

10.7. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

if to Purchaser or Merger Sub

Vivendi

42, Avenue de Friedland

75380 Paris Cedex 08

France

Attention: Henri Proglio

fax: (011) 33-171-71-1179

with a copy to:

Sullivan & Cromwell

125 Broad Street

New York, New York 10004

Attention: David M. Kies, Esq. and Keith A. Pagnani, Esq.

fax: (212) 558-3588

if to the Company

Superior Services, Inc.,

125 South 84th Street, Suite 200

Milwalkee, Wisconsin 53214 Attention: Peter J. Ruud and

Scott S. Cramer

fax: (414) 479-7400

with a copy to:

Foley & Lardner

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Steven R. Barth, Esq.

fax: (414) 297-4900

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

10.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.9. Entire Agreement, etc. (a) This Agreement (including any exhibits, Schedules or Annexes hereto) and the Confidentiality Agreement (i) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof, and (ii) shall not be assignable by operation of law or otherwise and, subject to Section 10.9(b), is not intended to create any obligations to, or rights in respect of, any Persons other than the parties hereto; provided, however, that Purchaser may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in the event of which, all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

(b) It is expressly agreed that all of the Persons (and their successors and assigns) who are beneficiaries of Section 7.9 (whether as individuals or members of a class or group) shall be entitled to enforce such Sections against Purchaser or the Surviving Corporation and such Sections shall be binding on all successors and assigns of the Surviving Corporation or of Purchaser.

10.10. Definition of “Subsidiary”. When a reference is made in this Agreement to a subsidiary of a party, the word “subsidiary” means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or other Persons performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

10.11. Obligation of Purchaser. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause Merger Sub to take such action.

10.12. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

SUPERIOR SERVICES, INC.

By:
Name:
Title:

VIVENDI

By:
Name:
Title:

ONYX SOLID WASTE ACQUISITION CORP.

By:
Name:
Title:

Annex A

Certain Conditions of the Offer. The capitalized terms used in this Annex A have the respective meanings ascribed to such terms in the annexed Agreement. Notwithstanding any other provision of the Offer, but subject to its obligations under Section 1.1(a) of the annexed Agreement, Merger Sub shall not be obligated to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub’s obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, or may delay the acceptance for payment of or payment for, any tendered Shares, or may, in its sole discretion, terminate or amend the Offer as to any Shares not then paid for if, (i) prior to the expiration of the Offer, (x) a number of Shares which, together with any Shares owned by Purchaser or Merger Sub, constitutes 75% or more of the Shares then outstanding as of the expiration date of the Offer (determined on a fully-diluted basis, but excluding Shares subject to the option granted under the Stock Option Agreement) shall not have been validly tendered and not withdrawn (the “Minimum Condition”) or (y) any waiting periods under the HSR Act applicable to the purchase of Shares pursuant to the Offer or the Merger shall not have expired or been terminated, or any Regulatory Approvals (other than Regulatory Approvals set forth on Schedule A hereto) applicable to the Offer and the Merger shall not have been obtained on terms satisfactory to Purchaser in its sole judgment or (ii) on or after the date of the Agreement, and at or before the time of payment for any of such Shares (whether or not any Shares have theretofore been accepted for payment), any of the following events shall occur:

(a) there shall have occurred and be continuing as of the scheduled expiration date of the Offer (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange, Inc. or the NASDAQ National Market (excluding any coordinated trading halt triggered as a result of any decrease in any market indices and any general suspension or limitation caused by physical damage, computer or system malfunction, in each case not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any Governmental Entity, on the extension of credit by banks or other lending institutions in the United States, (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof that is continuing as of the scheduled termination date of the Offer, or (v) any material adverse change in the business or regulatory environment specific to the solid waste industry in the United States;

(b) The Company shall have breached or failed to perform in any respect any of its obligations, covenants or agreements under the Agreement or the Stock Option Agreement and which breach or failure to perform, individually or in the aggregate with all other breaches, is reasonably likely to have a Material Adverse Effect on the Company or any representation or warranty of the Company set forth in the Agreement or the Stock Option Agreement shall have been inaccurate or incomplete in any respect when made or thereafter shall become inaccurate or incomplete in any respect, if such inaccuracy or incompleteness, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect (excluding for purposes of this paragraph (b) only, any Material Adverse Effect qualifier contained in any such representation or warranty); provided, however, that any breach or failure that is capable of being cured without a Material Adverse Effect, shall not be deemed a breach or failure if, such breach or failure is reasonably cured by the Company within the later of (A) ten business days after written notice thereof by Purchaser is provided (provided that Purchaser and Merger Sub shall be required to extend only the initially scheduled expiration date of the Offer pursuant to this clause) and (B) two business days prior to the date on which the Offer is then scheduled to expire;

(c) there shall be instituted, pending and continuing as of the scheduled expiration date of the Offer, any action, litigation, proceeding, investigation or other application (hereinafter, an “Action”) before any United States court or other Governmental Entity by any Governmental Entity or by any other Person, domestic or foreign (other than an Action brought by a shareholder of the Company): (i) challenging the acquisition by Purchaser or Merger Sub of Shares pursuant to the Offer, seeking to restrain or prohibit the consummation of the transactions contemplated by the Offer, the Merger or the Stock Option Agreement or seeking to obtain, from the Company, Purchaser, or Merger Sub, any damages that are reasonably likely to have a Material Adverse Effect on the Company or Purchaser or to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by the Agreement or the Stock Option Agreement; (ii) seeking to prohibit, or impose any material limitations on, Purchaser’s or Merger Sub’s ownership or, operation of all or any material portion of Purchaser’s or the Company’s business or assets (including the business or assets of their respective affiliates and subsidiaries taken as a whole), or to compel Purchaser or Merger Sub to dispose of or hold separate all or any material portion of Purchaser’s or the Company’s business or assets (including the business or assets of their respective affiliates and subsidiaries taken as a whole) as a result of the transactions contemplated by the Offer, the Merger or the Stock Option Agreement; (iii) seeking to make the acceptance for payment, purchase of, or payment for, some or all of the Shares illegal or render Merger Sub unable to, or result in a delay of more than 10 business days in, or materially restrict, the ability of Merger Sub to accept for payment, purchase or pay for some or all of the Shares pursuant to the Offer or the Merger (exclusive of actions under Sections 180.1301 to 180.1331 of the WBCL); or (iv) seeking to impose material limitations on the ability of Purchaser or Merger Sub effectively to acquire, hold or exercise full rights of ownership of the Shares (to the extent allowed under Section 180.1150 of the WBCL) including, without limitation, the right to vote the Shares purchased by them on an equal basis with all other Shares on all matters properly presented to the Company’s shareholders;

(d) any statute, rule, regulation, order or injunction shall be enacted, promulgated, entered, enforced or deemed or become applicable to the Offer or the Merger, or any other action shall have been taken, and in each case be in existence as of the scheduled expiration date of the Offer, by any court or other Governmental Entity (other than the application to the Offer or the Merger of waiting periods under the HSR Act), that is reasonably likely to result in any of the effects of, or have any of the consequences sought to be obtained or achieved in, any Action referred to in clauses (i) through (iv) of paragraph (c) above;

(e) a tender or exchange offer for at least fifteen percent of the Shares shall have been commenced or publicly proposed to be made by another Person (including the Company or its subsidiaries), or it shall have been publicly disclosed that (i) any Person (including the Company or its subsidiaries) shall have become the beneficial owner (as defined in Section 13(d) of the Exchange Act and the rules promulgated thereunder) of fifteen percent or more of any class or series of capital stock of the Company (including the Shares) (other than for bona fide arbitrage purposes); or (ii) any Person, entity or group shall have entered into (with the Company or any agent or Representative of the Company) a definitive agreement or a written agreement in principle with respect to an Acquisition Proposal (excluding a confidentiality agreement allowed under Section 7.2);

(f) any change shall have occurred or be threatened and be continuing as of the scheduled expiration date of the Offer, in the financial condition, properties, businesses or results of operations of the Company or any of its subsidiaries that is or is reasonably likely to have a Material Adverse Effect on the Company;

(g) the Company Board (or a special committee thereof) shall have amended, withdrawn or modified, in a manner adverse to Purchaser or Merger Sub, its approval or recommendation of the Offer, the Agreement or the Merger, or shall fail to reaffirm such approval or recommendation within two business days of the written request by Purchaser or Merger Sub to do so, or shall have endorsed, approved or recommended any other Acquisition Proposal, or shall have publicly announced it has resolved to do any of the foregoing; or

(h) the Agreement shall have been terminated by the Company or Purchaser or Merger Sub in accordance with its terms or Purchaser or Merger Sub shall have reached an agreement or understanding in writing with the Company providing for termination or amendment of the Offer or delay in payment for the Shares;

which, in the reasonable judgment of Purchaser and Merger Sub, in any such case, and regardless of the circumstances (including any action or inaction by Purchaser or Merger Sub, provided Purchaser and Merger Sub are not in violation of the Agreement) giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

The foregoing conditions are for the sole benefit of Purchaser and Merger Sub and, subject to the terms of the Agreement, may be asserted by Purchaser or Merger Sub regardless of the circumstances (including any action or inaction by Purchaser or Merger Sub, provided Purchaser and Merger Sub are not in violation of the Agreement) giving rise to any such condition or may be waived by Purchaser or Merger Sub, by express and specific action to that effect, in whole or in part at any time and from time to time in its sole discretion in compliance with the Agreement. The failure of Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

Annex B-1

EMPLOYMENT AGREEMENT

AGREEMENT, dated as of June 11, 1999, by and among Superior Services, Inc. (the “Company”), Vivendi (the “Parent”) and G. William Dietrich (the “Employee”).

WHEREAS, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 11, 1999, with Parent and Onyx Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub (i) a cash tender offer to purchase all of the common stock of the Company and (ii) following the successful completion of the tender offer, will merge with and into the Company, with the Company being the surviving corporation in the merger (collectively, the “Acquisition”); and

WHEREAS, the Employee was employed by the Company prior to the execution of the Merger Agreement and the Parent desires to secure the Employee’s continued employment with the Company following the date on which the Merger Sub is irrevocably committed to purchase the tendered shares under Section 1.1(a) of the Merger Agreement (the “Effective Date”).

1. Effective Date; Prior Agreements. On the Effective Date, all obligations of the Company (including, without limitation, the lump sum cash payment in immediately available funds of the Termination Payment, the Executive Awards (including the cashing-out of Employee’s stock options), the Accrued Benefits and any Gross Up Payment) under the Employee’s Key Executive Employment and Severance Agreement dated August 15, 1995 as amended (“KEESA”), and under the Employee’s Employment Agreement (“Prior Employment Agreement’) dated January 1, 1996, as amended (together each, a “Prior Agreement”) resulting from the “Change in Control of the Company” (as defined under the Prior Agreements) caused by the Effective Date, will be satisfied as if a “Discretionary Termination” had been effected under the Prior Agreements by Employee. Except as provided below, on the Effective Date and after satisfaction of the above obligations, each Prior Agreement shall become null and void and this Agreement shall govern the employment relationship between the Employee and the Company; provided, however, that (regardless of the termination of the Prior Agreements as of the Effective Date and any subsequent termination or expiration of this Agreement for any reason) the Company shall (a) on the Effective Date, pay Employee a cash lump sum payment in immediately available funds equal to the face value of all consulting payments which Employee would have otherwise received under the first paragraph of Section 4(e)(ii) of the Prior Employment Agreement and (b) continue to be obligated to timely and fully provide to Employee (i) all of the benefits under Section 5(c) of the KEESA and (ii) all of the benefits under the second paragraph of Section 4(e)(c)(ii) of the Prior Employment Agreement, giving effect under each such provision to the “Change in Control of the Company” effected on and by the Effective Date and without requiring any further Change in Control of the Company or any termination of Employee’s employment.

2. Employment.

The Company hereby employs the Employee, and the Employee agrees to serve as an employee of the Company, during the Period of Employment, as defined in Section 3 in the Employee’s same position and role, with the same duties and responsibilities, all as in effect immediately prior to the Effective Date.

3. Period of Employment

The “Period of Employment” shall be the period commencing on the Effective Date and ending on December 31, 2003 provided, however, that commencing on December 31, 2002 and each December 31st thereafter, the term of the Agreement shall be extended for one additional year if at least 30 days prior to any such date, the Company and the Employee mutually agree to so extend this Agreement.

4. Duties During the Period of Employment.

The Employee shall devote the Employee’s full business time, attention and efforts to the affairs of the Company during the Period of Employment consistent with Employee’s past practice prior to the Effective Date, provided, however, that the Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the board of directors of such other commercial organizations as the Company may from time to time agree to (which agreement will not be unreasonably denied, withheld or delayed if such activities are consistent with Employee’s past practice prior to the Effective Date), and similar type activities to the extent that such other activities do not materially inhibit or prohibit the performance of the Employee’s duties under this Agreement, or conflict in any material way with the business of the Company and its affiliates.

5. Current Cash compensation.

(a) Base Salary.

As compensation for the Employee’s services hereunder, the Company will pay to the Employee during the Period of Employment a base salary at the annual rate of salary payable by the Company which is in effect immediately prior to the Effective Date payable in accordance with the Company’s payroll practices for senior executives. The Company shall review the base salary at least annually and in light of such review may, in the, discretion of the Board of Directors of the Company (but shall not be obligated to), increase such base salary (but may not decrease such salary) taking into account any change in the Employee’s then responsibilities, increases in the cost of living, performance by the Employee, and other pertinent factors.

(b) Annual Bonus.

In addition to the base salary referred to in paragraph (a) of this Section, during the Period of Employment the Employee will participate in an annual bonus plan no less favorable to Employee than his participation in the Company’s historic Management Incentive Plan, but substituting pre-tax earnings in the formula for earnings per share and increasing the amount of cash bonus payable to take into account that stock options would not be stated thereunder. [For this purpose “pre-tax earnings” will be calculated in the same manner as under the Long Term Performance Award Plan. It is understood and agreed that the Company shall amend its 1999 Management Incentive Plan (the “MIP”) to provide that all eligible participants in such plan who remain employed by the Company (or a subsidiary of the Company) as of December 31, 1999 (“Eligible Participants”), will receive a bonus amount (as determined and adjusted as set forth in the next succeeding sentence) in cash equal to (i) the amount of cash and (ii) the fair market value of stock options (which shall be calculated in the manner set forth below), in each case, which such persons otherwise would have been entitled to receive under the MIP for the year ending December 31, 1999 (the “First Bonus Amount”). The First Bonus Amount shall be (a) calculated based on the financial results of the Company and its subsidiaries for the six-month period ending June 30, 1999, as compared to the financial results of the Company and its subsidiaries for the six-month period ended June 30, 1998 (and assuming a satisfactory rating on personal and departmental goals and objectives at the Company’s headquarters for such six-month period in 1999), (b) divided by 2, and (c) paid no later than February 14, 2000. It is also understood and agreed that the Company shall further amend the MIP to provide that all Eligible Participants will receive a bonus amount (as determined and adjusted as set forth in the next succeeding sentence) in cash equal to (i) the amount of cash and (ii) the fair market value of stock options (which shall be calculated in the manner set forth below), in each case, which such persons otherwise would have been entitled to receive under the MIP for the year ending December 31, 1999 (the “Second Bonus Amount”). The Second Bonus Amount shall be (a) calculated based on the percentage increase in the “pre-tax earnings” (as defined in the Company’s Long Term Performance Award Plan) of the Company and its subsidiaries for the six-month period ending December 31, 1999, as compared to the pre-tax earnings of the Company and its subsidiaries for the six-month period ended December, 1998 (and assuming a satisfactory rating on personal and departmental goals and objectives at the Company’s headquarters for such six-month period in 1999), (b) divided by 2, and (c) paid no later than February 14, 2000. The fair market value of stock options referred to in this section shall be deemed to be one-half of the excess of (x) the Merger Consideration over (y) the closing sale price for the Shares on the last business day preceding the date of this Agreement as reported by the Nasdaq National Market.]

6. Other Employee Benefits.

(a) Long Term Performance Award Plan.

The Employee shall be designated as a Participant in the Company’s Long Term Performance Award Plan with a Pool Percentage as set forth therein.

(b) Vacation and Sick Leave.

The Employee shall be entitled to reasonable paid annual vacation periods, personal days and to reasonable sick leave consistent with the practices of the Company prior to the Effective Date.

(c) Regular Reimbursed Business Expenses.

The Company shall reimburse the Employee for all expenses and disbursements reasonably incurred by the Employee in the performance of the Employee’s duties during the Period of Employment, and provide such other facilities, support staff, travel accommodation. transportation, recreational and entertainment opportunities and services as the Company and the Employee may, from time to time, agree are appropriate, all in accordance with the Company’s established policies, but in no event less favorable than those provided to Employee prior to the Effective Date.

(d) Employee Benefit Plans.

In addition to the cash compensation provided for in Section 5 hereof and the benefits to be provided under the Prior Agreements as set forth in Section 1 hereof the Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in the Company’s employee benefit plans, as presently in effect or as they may be modified or added to by the Company from time to time, including, without limitation, plans providing retirement benefits, group-term life insurance, medical and hospitalization insurance, disability insurance, accidental death or dismemberment insurance, automobile allowances, fringe benefits and relocation benefits, provided that such benefits shall be no less favorable than those provided to Employee prior to the Effective Date.

(e) Parent Plans.

To the extent practicable, Parent will endeavor to include Employee in Parent’s equity-based compensation plans to the extent comparable participation is available to other similarly situated employees of Parent’s non-French subsidiaries.

7. Termination.

(a) Termination Without Cause; Termination for Good Reason.

If the Company should terminate the Period of Employment without Cause as defined below, or if the Employee should terminate the Period of Employment for Good Reason (as defined below), in addition to all other compensation and benefits, if any, payable as provided for hereunder, the Company shall pay to the Employee an amount equal to

(i) (A) any unpaid Base Salary through the date of Termination plus (B) an amount designed to approximate the annual bonus under Section 5(b) accrued to the date of Termination, which shall be deemed to be the prior year’s annual bonus multiplied by a fraction, the numerator of which is the number of days from the beginning of such fiscal year through such Date of Termination and the denominator of which is 365, plus (C) any previously vested benefits, such as previously vested retirement benefits, plus (D) any deferred compensation (including, without limitation, interest or other credits on such deferred amounts) any accrued vacation pay and any reimbursement for expenses incurred but not yet paid prior to such Date of Termination (collectively, the “Accrued Obligations”);

(ii) a lump sum in cash paid within five (5) business days following the Date of Termination, equal to the number of years (including fractions thereof) remaining in the Period of Employment (without taking into account such early termination thereof) multiplied by the sum of (x) his then current base salary plus (y) his annual bonus received for the year prior to which such Date of Termination occurs (determined without regard to any performance goals); and

(iii) a payment under the Long Term Performance Award Plan equal to the amount Employee would have received as if his Retirement Date were the date of his Termination of Employment.

“Cause” shall mean the Employee’s conviction of, or a plea of guilty to, a felony involving moral turpitude or willful violation of Section 8 or the Employee’s willful gross negligence, material misconduct (including noncompliance with the Vivendi Code of Ethics) or material breach of this Agreement, resulting in material injury to the Company. For purposes of this definition, no act, or failure to act on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest, or not opposed to the best interests, of the Company. No termination for Cause shall be effective without (A) a resolution adopted by a majority of the Parent Executive Committee which sets forth the act (or failure to act) constituting Cause for termination, (B) if such act or failure to act is susceptible to cure, a reasonable period to effect such cure to the reasonable satisfaction of the Parent Executive Committee, and (C) opportunity for the Employee, together with the Employee’s counsel, to be heard before the Parent Executive Committee.

“Good Reason” shall mean: without the Employee’s prior written consent (which may be denied, withheld, delayed or conditional for any reason in his discretion), (A) the relocation of the Company’s principal offices more than 25 miles from its location immediately prior to the Effective Date or the Company requiring the Employee to be based at any location other than such principal offices, (B) a breach by the Company of any material provision of this Agreement which is not cured within five (5) business days following written notification of such breach, or (C) a Change in Control or sale of Company or Parent.

(b) Termination without Good Reason; Termination for Cause; Termination Due to Death of Disability.

The Employee shall have the right, upon 30 days’ prior written notice given to the Company, to terminate the Period of Employment without Good Reason. If the Employee should terminate the Period of Employment without Good Reason, the Company should terminate the Period of Employment for Cause, or the Period of Employment should be terminated due to the Employee’s death or Disability, the Employee will be entitled to be paid (i) the base annual salary otherwise payable to Employee under paragraph (a) of Section 5 plus accrued annual bonus under Section 5(b) through the end of the month in which the Period of Employment is terminated and, if Employment is due to death or Disability, (ii) an immediate lump sum cash payment amount equal to the sum of (A) 150% times the annual bonus received by him for the year prior to which the Date of Termination occurs plus (B) 100% times his base salary at the rate in effect on the Date of Termination. For purposes of this Agreement, “Disability” means the Employee’s inability to render, for a period of six (6) consecutive months, services hereunder by reason of permanent disability, as determined by the written medical opinion of an independent medical physician mutually acceptable to the Employee and the Company. If the Employee and the Company cannot agree as to such an independent medical physician each shall appoint one medical physician and those two physicians shall appoint a third physician who shall make such determination.

8. Noncompetition are Nonsolicitation.

(a) The Employee hereby covenants and agrees that at no time during the Period of Employment nor for a period of two years following the termination thereof for any reason will he, without the prior written consent of the Board of Directors of the Company, for himself or on behalf of any other person, partnership, company or corporation, directly or indirectly, acquire any financial or beneficial interest in (except as provided in the next sentence), provide consulting services to, be employed by, or own, manage, operate or control any business which is in competition with a business engaged in the solid waste industry in any state of the United States in which the Company or any subsidiary thereof are engaged in business at the time of such termination of employment. Notwithstanding the preceding sentence, the Employee shall not be prohibited from owning less than 1% of any publicly traded corporation, whether or not such corporation is in competition with the Company.

(b) The Employee hereby covenants and agrees that, at all times during the Period of Employment and for a period of two years immediately following termination for any reason, the Employee shall not, without the prior written consent of the Board of Directors of the Company, solicit or take any action to cause the solicitation of any person who as of that date was a client, customer, vendor, consultant or agent of the Company to discontinue business, in whole or in part with the Company.

(c) The Employee hereby covenants and agrees that, at all times during the Period of Employment and for a period of one year immediately following the termination thereof for any reason, the Employee shall not, without the prior written consent of the Board of Directors of the Company, employ or seek to employ any person employed at that time by the Company or any of its subsidiaries, or otherwise encourage or entice such person or entity to leave such employment, other than any relative of the Employee.

(d) It is the intention of the parties hereto that the restrictions contained in this Section be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable. Specifically, if any court of competent jurisdiction should hold that any portion of the foregoing description is overly broad as to one or more states of the United States, then that state or states shall be eliminated from the territory to which the restrictions of paragraph (a) of this Section applies and the restrictions shall remain, applicable in all other states of the United States.

9. Confidential Information.

The Employee agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Company, its subsidiaries and affiliates, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of the Company, its subsidiaries and affiliates learned by him from the Company or any such subsidiary or affiliate or otherwise before or after the date of this Agreement, and not to disclose any such. confidential matter to anyone outside the Company or any of its subsidiaries or affiliates, whether during or after his period of service with the Company, except (i) as such disclosure may be required or appropriate in connection with his work as an employee of the Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. The Employee agrees to give the Company advance written notice of any disclosure pursuant to clause (ii) of the preceding sentence and to cooperate with any efforts by the Company to limit the extent of such disclosure. Upon request by the Company, the Employee agrees to deliver promptly to the Company or destroy upon termination of his services for the Company, or at any time thereafter as the Company may request, all Company, subsidiary or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to the Company’s or any subsidiary’s or affiliate’s business and all property of the Company or any subsidiary or affiliate associated therewith, which he may then possess or have under his direct control, other than personal notes, diaries, rolodexes and correspondence.

10. Governing Law.

This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Wisconsin, without reference to rules relating to conflicts of law. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

11. Notices.

All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or five (5) days after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed to the respective party at the address set forth below or to such other address as may hereafter be designated by like notice. Unless otherwise notified as set forth above, notice shall be sent to each party as follows:

(a) Employee, to:

(b) Company, to:

Superior Services, Inc.

125 South 84th Street

Suite 200

Milwaukee, WI 53214

(414) 479-7400 (facsimile)

Attention: General Counsel

Copy: Steven Barth

Foley & Lardner

Firstar Center

777 East Wisconsin Avenue

Milwaukee, WI 53202-5367

(414) 297-4900 (facsimile)

(c) Parent to:

Vivendi

42, Avenue De Frieland

75380 Paris CEDEX 08

FRANCE

011 331 7171 1179 (facsimile)

In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by confirmed telegram, telex or fax, which shall be effective upon receipt.

12. Miscellaneous.

(a) Entire Agreement.

This Agreement constitutes the entire understanding among the Company, the Parent and the Employee relating to employment of the Employee by the Company and, except as provided in Section 1 hereof with respect to Company’s ongoing obligations under Section 5(c) of the KEESA and the second paragraph of Section 4(c)(ii) of the Employment Agreement, supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of the Employee, the Employee’s heirs, executors, administrators and beneficiaries, and the Company and its successors.

(b) Withholding Taxes.

All amounts payable to the Employee under this Agreement shall be subject to applicable withholding of income, wage and other taxes.

(c) Mutual Consent to Legal Representation of Employee.

Each of Parent, the Company and the Employee understand, consent and agree that, despite Foley & Lardner’s role as principal outside counsel to the Company, because of the circumstances arising out of Parent’s acquisition of the Company pursuant to the Merger Agreement, Foley & Lardner has negotiated this Agreement on behalf of Employee with counsel to Parent. Without limiting or affecting the extent of each party’s consent evidenced above, each of Parent, the Company and the Employee agree that Foley & Lardner’s role in connection herewith shall not in any way prevent, adversely affect or limit Foley & Lardner’s past, current or future representation of the Employee, the Company or Parent on matters unrelated to this Agreement (including; with respect to the Company and the Employee, in connection with the Acquisition and the events, agreements and transactions contemplated by the Merger Agreement); provided, however, that if any dispute or disagreement between the Employee, on the one hand, and the Company or Parent, on the other hand, may hereafter arise under this Agreement or otherwise, then Foley & Lardner will not represent either party in connection with such dispute.

(d) No Mitigation or Offset.

The Company and Parent agree that, if the Employee’s employment with the Company terminates for any reason, the Employee is not required to seek any other employment or to attempt in any way to reduce any amounts payable to or in respect of the Employee by the Company or Parent pursuant to this Agreement or the ongoing obligations of the Company under the Prior Agreements. Further, the amount of any payment or benefit provided for in this Agreement or under the Prior Agreements shall not be reduced by any compensation earned by the Employee, as the result of the Prior Agreements, employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company or Parent or otherwise.

(e) Legal Fees.

The Company shall pay to the Employee or his counsel all legal fees and expenses reasonably incurred by the Employee in disputing in good faith any issue hereunder relating to the termination of the Employee’s employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or the Prior Agreements or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code to any payment or benefit provided hereunder or under the Prior Agreements.

(f) Arbitration.

(i) Any dispute, controversy or claim arising out of or relating to this Agreement or the Prior Agreements, a breach thereof or the coverage or enforceability of this Section 10(f) shall be settled by arbitration in Milwaukee, Wisconsin (or such other location as the Company and the Employee may mutually agree), conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as such rules are in effect in Milwaukee, Wisconsin on the date of delivery of demand for arbitration. The arbitration of any such issue, including the determination of the amount of damages, shall be to the exclusion of any court of law.

(ii) There shall be three arbitrators, one to be chosen by each party at will within ten (10) days from the date of delivery of demand for arbitration and the third arbitrator to be selected by the two arbitrators so chosen. If the two arbitrators are unable to select a third arbitrator within ten (10) days after the last of the two arbitrators is chosen by the parties, the third arbitrator will be designated, on application by either party, by the American Arbitration Association. The decision of a majority of the arbitrators shall be final and binding on both parties and their respective heirs, executors, administrators, personal representatives, successors and assigns. Judgment upon any award of the arbitrators may be entered in any court having jurisdiction, or application may be made to any such court for the judicial acceptance of the award and for an order of enforcement.

(iii) The Company shall pay both its and Employee’s fees and expenses incurred in connection with any arbitration arising out of this Agreement, unless a majority of the arbitrators concludes that such arbitration procedure was not instituted in good faith by the Employee.

(g) Parent Guarantee.

Parent hereby unconditionally guarantees and agrees to be jointly and severally responsible with the Company for full and timely payment and performance of the Company’s obligations hereunder.

(h) Indemnification.

The Company shall maintain its existing directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board of Directors of the Company) to the extent provided for as of the date of this Agreement, and the Employee shall be covered under such insurance for actions (or inactions) taken during the Period of Employment to the same extent as other senior executives of the Company. The Employee shall be eligible for indemnification by the Company under the Company by-laws as currently in effect and under Wisconsin law for actions (or inactions) taken during the Period of Employment, and the Company agrees that it shall not take any action except as permitted by law that would impair the Employee’s rights to indemnification under the Company by-laws, as currently in effect or under Wisconsin law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

VIVENDI

By:

SUPERIOR SERVICES, INC.

By:

G. William Dietrich

Annex B-1

EMPLOYMENT AGREEMENT

AGREEMENT, dated as of June 11, 1999, by and among Superior Services, Inc. (the “Company”), Vivendi (the “Parent”) and George K. Farr (the “Employee”).

WHEREAS, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 11, 1999, with Parent and Onyx Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub (i) a cash tender offer to purchase all of the common stock of the Company and (ii) following the successful completion of the tender offer, will merge with and into the Company, with the Company being the surviving corporation in the merger (collectively, the “Acquisition”); and

WHEREAS, the Employee was employed by the Company prior to the execution of the Merger Agreement and the Parent desires to secure the Employee’s continued employment with the Company following the date on which the Merger Sub is irrevocably committed to purchase the tendered shares under Section 1.1(a) of the Merger Agreement (the “Effective Date”)

1. Effective Date; Prior Agreements. On the Effective Date, all obligations of the Company (including, without limitation, the lump sum cash payment in immediately available funds of the Termination Payment, the Executive Awards (including the cashing-out of Employee’s stock options), the Accrued Benefits and any Gross Up Payment) under the Employee’s Key Executive Employment and Severance Agreement dated August 15, 1995, as amended (“KEESA”), and under the Employee’s Employment Agreement (“Prior Employment Agreement”) dated January 1, 1996, as amended (together each, a “Prior Agreement”) resulting from the “Change in Control of the Company” (as defined under the Prior Agreements) caused by the Effective Date, will be satisfied as if a “Discretionary Termination” had been effected under the Prior Agreements by Employee. Except as provided below, on the Effective Date and after satisfaction of the above obligations, each Prior Agreement shall become null and void and this Agreement shall govern the employment relationship between the Employee and the Company; provided, however, that (regardless of the termination of the Prior Agreements as of the Effective Date and any subsequent termination or expiration of this Agreement for any reason) the Company shall (a) on the Effective Date, pay Employee a cash lump sum payment in immediately available funds equal to the face value all consulting payments which Employee would have otherwise received under the first paragraph of Section 4(c)(ii) of the Prior Employment Agreement and (b) continue to be obligated to timely and fully provide to Employee (i) all of the benefits under Section 5(c) of the KEESA and (ii) all of the benefits under the second paragraph of Section 4(c)(ii) of the Prior Employment Agreement, giving effect under each such provision to the “Change in Control of the Company” effected on and by the Effective Date and without requiring any further Change in Control of the Company or any termination of Employee’s employment.

2. Employment.

The Company hereby employs the Employee, and the Employee agrees to serve as an employee of the Company, during the Period of Employment, as defined in Section 3 in the Employee’s same position and role, with the same duties and responsibilities, all as in effect immediately prior to the Effective Date.

3. Period of Employment.

The “Period of Employment” shall be the period commencing on the Effective Date and ending on December 31, 2003 provided, however, that commencing on December 31, 2002 and each December 31st thereafter, the term of the Agreement shall be extended for one additional year if at least 30 days prior to any such date, the Company and the Employee mutually agree to so extend this Agreement.

4. Duties During the Period of Employment.

The Employee shall devote the Employee’s full business time, attention and efforts to the affairs of the Company during the Period of Employment consistent with Employee’s past practice prior to the Effective Date, provided, however, that the Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the board of directors of such other commercial organizations as the Company may from time to time agree to (which agreement will not be unreasonably denied, withheld or delayed if such activities are consistent with Employee’s past practice prior to the Effective Date), and similar type activities to the extent that such other activities do not materially inhibit or prohibit the performance of the Employee’s duties under this Agreement, or conflict in any material way with the business of the Company and its affiliates.

5. Current Cash Compensation.

(a) Base Salary.

As compensation for the Employee’s services hereunder, the Company will pay to the Employee during the Period of Employment a base salary at the annual rate of salary payable by the Company which is in effect immediately prior to the Effective Date payable in accordance with the Company’s payroll practices for senior executives. The Company shall review the base salary at least annually and in light of such review may, in the discretion of the Board of Directors of the Company (but shall not be obligated to), increase such base salary (but may not decrease such salary) taking into account any change in the Employee’s then responsibilities, increases in the cost of living, performance by the Employee, and other pertinent factors.

(b) Annual Bonus.

In addition to the base salary referred to in paragraph (a) of this Section, during the Period of Employment the Employee will participate in an annual bonus plan no less favorable to Employee than his participation in the Company’s historic Management Incentive Plan, but substituting pre-tax earnings in the formula for earnings per share and increasing the amount of cash bonus payable to take into account that stock options would not be stated thereunder. [For this purpose “pre-tax earnings” will be calculated in the same manner as under the Long Term Performance Award Plan. It is understood and agreed that the Company shall amend its 1999 Management Incentive Plan (the “MIP”) to provide that all eligible participants in such plan who remain employed by the Company (or a subsidiary of the Company) as of December 31, 1999 (“Eligible Participants”), will receive a bonus amount (as determined and adjusted as set forth in the next succeeding sentence) in cash equal to (i) the amount of cash and (ii) the fair market value of stock options (which shall be calculated in the manner set forth below), in each case, which such persons otherwise would have been entitled to receive under the MIP for the year ending December 31,1999 (the “First Bonus Amount”). The First Bonus Amount shall be (a) calculated based on the financial results of the Company and its subsidiaries for the six-month period ending June 30, 1999, as compared to the financial results of the Company and its subsidiaries for the six-month period ended June 30, 1998 (and assuming a satisfactory rating on personal and departmental goals and objectives at the Company’s headquarters for such six-month period in 1999), (b) divided by 2, and (c) paid no later than February 14, 2000. It is also understood and agreed that the Company shall further amend the MIP to provide that all Eligible Participants will receive a bonus amount (as determined and adjusted as set forth in the next succeeding sentence) in cash equal to (i) the amount of cash and (ii) the fair market value of stock options (which shall be calculated in the manner set forth below), in each case, which such persons otherwise would have been entitled to receive under the MIP for the year ending December 31, 1999 (the “Second Bonus Amount”). The Second Bonus Amount shall be (a) calculated based on the percentage increase in the “pre-tax earnings” (as defined in the Company’s Long Term Performance Award Plan) of the Company and its subsidiaries for the six-month period ending December 31, 1999, as compared to the pre-tax earnings of the Company and its subsidiaries for the six-month period ended December, 1998 (and assuming a satisfactory rating on personal and departmental goals and objectives at the Company’s headquarters for such six-month period in 1999), (b) divided by 2, and (c) paid no later than February 14, 2000. The fair market value of stock options referred to in this section shall be deemed to be one-half of the excess of (x) the Merger Consideration over (y) the closing sale price for the Shares on the last business day preceding the date of this Agreement as reported by the Nasdaq National Market.]

6. Other Employee Benefits.

(a) Long Term Performance Award Plan.

The Employee shall be designated as a Participant in the Company’s Long Term Performance Award Plan with a Pool Percentage as set forth therein.

(b) Vacation and Sick Leave.

The Employee shall be entitled to reasonable paid annual vacation periods, personal days and to reasonable sick leave consistent with the practices of the Company prior to the Effective Date.

(c) Regular Reimbursed Business Expenses.

The Company shall reimburse the Employee for all expenses and disbursements reasonably incurred by the Employee in the performance of the Employee’s duties during the Period of Employment, and provide such other facilities, support staff, travel accommodation, transportation, recreational and entertainment opportunities and services as the Company and the Employee may, from time to time, agree are appropriate all in accordance with the Company’s established policies, but in no event less favorable than those provided to Employee prior to the Effective Date.

(d) Employee Benefit Plans.

In addition to the cash compensation provided for in Section 5 hereof and the benefits to be provided under the Prior Agreements as set forth in Section 1 hereof, the Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in the Company’s employee benefit plans, as presently in effect or as they may be modified or added to by the Company from time to time, including, without limitation, plans providing retirement benefits, group-term life insurance, medical and hospitalization insurance, disability insurance, accidental death or dismemberment insurance, automobile allowances, fringe benefits and relocation benefits, provided that such benefits shall be no less favorable than those provided to Employee prior to the Effective Date.

(e) Parent Plans.

To the extent practicable, Parent will endeavor to include Employee in Parent’s equity-based compensation plans to the extent comparable participation is available to other similarly situated employees of Parent’s non-French subsidiaries.

7. Termination.

(a) Termination Without Cause; Termination for Good Reason.

If the Company should terminate the Period of Employment without Cause as defined below, or if the Employee should terminate the Period of Employment for Good Reason (as defined below), in addition to all other compensation and benefits, if any, payable as provided for hereunder, the Company shall pay to the Employee an amount equal to

(i) (A) any unpaid Base Salary through the date of Termination plus (B) an amount designed to approximate the annual bonus under Section 5(b) accrued to the date of Termination, which shall be deemed to be the prior year’s annual bonus multiplied by a fraction, the numerator of which is the number of days from the beginning of such fiscal year through such Date of Termination and the denominator of which is 365, plus (C) any previously vested benefits, such as previously vested retirement benefits, plus (D) any deferred compensation (including, without limitation, interest or other credits on such deferred amounts), any accrued vacation pay and any reimbursement for expenses incurred but not yet paid prior to such Date of Termination (collectively, the “Accrued Obligations”);

(ii) a lump sum in cash paid within five (5) business days following the Date of Termination, equal to the number of years (including fractions thereof) remaining in the Period of Employment (without taking into account such early termination thereof) multiplied by the sum of (x) his then current base salary plus (y) his annual bonus received for the year prior to which such Date of Termination occurs (determined without regard to any performance goals); and

(iii) a payment under the Long Term Performance Award Plan equal to the amount Employee would have received as if his Retirement Date were the date of his Termination of Employment.

“Cause” shall mean the Employee’s conviction of, or a plea of guilty to, a felony involving moral turpitude or willful violation of Section 8 or the Employee’s willful gross negligence, material misconduct (including noncompliance with the Vivendi Code of Ethics) or material breach of this Agreement, resulting in material injury to the Company. For purposes of this definition, no act, or failure to act on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest, or not opposed to the best interests, of the Company. No termination for Cause shall be effective without (A) a resolution adopted by a majority of the Parent Executive Committee which sets forth the act (or failure to act) constituting Cause for termination, (B) if such act or failure to act is susceptible to cure, a reasonable period to effect such cure to the reasonable satisfaction of the Parent Executive Committee, and (C) opportunity for the Employee, together with the Employee’s counsel, to be heard before the Parent Executive Committee.

“Good Reason” shall mean: without the Employee’s prior written consent (which may be denied, withheld, delayed or conditional for any reason in his discretion), (A) the relocation of the Company’s principal offices more than 25 miles from its location immediately prior to the Effective Date or the Company requiring the Employee to be based at any location other than such principal offices, (B) a breach by the Company of any material provision of this Agreement which is not cured within five (5) business days following written notification of such breach, or (C) a Change in Control or sale of Company or Parent.

(b) Termination without Good Reason; Termination for Cause; Termination Due to Death or Disability.

The Employee shall have the right, upon 30 days’ prior written notice given to the Company, to terminate the Period of Employment without Good Reason. If the Employee should terminate the Period of Employment without Good Reason, the Company should terminate the Period of Employment for Cause, or the Period of Employment should be terminated due to the Employee’s death or Disability, the Employee will be entitled to be paid (i) the base annual salary otherwise payable to Employee under paragraph (a) of Section 5 plus accrued annual bonus under Section 5(b) through the end of the month in which the Period of Employment is terminated and, if Employment is due to death or Disability, (ii) an immediate lump sum cash payment amount equal to the sum of (A) 150% times the annual bonus received by him for the year prior to which the Date of Termination occurs plus (B) 150% times his base salary at the rate in effect on the Date of Termination. For purposes of this Agreement, “Disability” means the Employee’s inability to render, for a period of six (6) consecutive months, services hereunder by reason of permanent disability, as determined by the written medical opinion of an independent medical physician mutually acceptable to the Employee and the Company. If the Employee and the Company cannot agree as to such an independent medical physician each shall appoint one medical physician and those two physicians shall appoint a third physician who shall make such determination.

8. Noncompetition and Nonsolicitation.

(a) The Employee hereby covenants and agrees that at no time during the Period of Employment nor for a period of two years following the termination thereof for any reason will be, without the prior written consent of the Board of Directors of the Company, for himself or on behalf of any other person, partnership, company or corporation, directly or indirectly, acquire any financial or beneficial interest in (except as provided in the next sentence), provide consulting services to, be employed by, or own, manage, operate or control any business which is in competition with a business engaged in the solid waste industry in any state of the United States in which the Company or any subsidiary thereof are engaged in business at the time of such termination of employment. Notwithstanding the preceding sentence, the Employee shall not be prohibited from owning less than 1% of any publicly traded corporation, whether or not such corporation is in competition with the Company.

(b) The Employee hereby covenants and agrees that, at all times during the Period of Employment and for a period of two years immediately following termination for any reason, the Employee shall not, without the prior written consent of the Board of Directors of the Company, solicit or take any action to cause the solicitation of any person who as of that date was a client, customer, vendor, consultant or agent of the Company to discontinue business, in whole or in part with the Company.

(c) The Employee hereby covenants and agrees that, at all times during the Period of Employment and for a period of one year immediately following the termination thereof for any reason, the Employee shall not, without the prior written consent of the Board of Directors of the Company, employ or seek to employ any person employed at that time by the Company or any of its subsidiaries, or otherwise encourage or entice such person or entity to leave such employment, other than any relative of the Employee.

(d) It is the intention of the parties hereto that the restrictions contained in this Section be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable. Specifically, if any court of competent jurisdiction should hold that any portion of the foregoing description is overly broad as to one or more states of the United States, then that state or states shall be eliminated from the territory to which the restrictions of paragraph (a) of this Section applies and the restrictions shall remain applicable in all other states of the United States.

9. Confidential Information.

The Employee agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Company, its subsidiaries and affiliates, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of the Company, its subsidiaries and affiliates learned by him from the Company or any such subsidiary or affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside the Company or any of its subsidiaries or affiliates, whether during or after his period of service with the Company, except (i) as such disclosure may be required or appropriate in connection with his work as an employee of the Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. The Employee agrees to give the Company advance written notice of any disclosure pursuant to clause (ii) of the preceding sentence and to cooperate with any efforts by the Company to limit the extent of such disclosure. Upon request by the Company, the Employee agrees to deliver promptly to the Company or destroy upon termination of his services for the Company, or at any time thereafter as the Company may request, all Company, subsidiary or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to the Company’s or any subsidiary’s or affiliate’s business and all property of the Company or any subsidiary or affiliate associated therewith, which he may then possess or have under his direct control, other than personal notes, diaries, rolodexes and correspondence.

10. Governing Law.

This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Wisconsin, without reference to rules relating to conflicts of law. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

11. Notices.

All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or five (5) days after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed to the respective party at the address set forth below or to such other address as may hereafter be designated by like notice. Unless otherwise notified as set forth above, notice shall be sent to each party as follows:

(a) Employee, to:

(b) Company, to:

Superior Services, Inc.

125 South 84th Street

Suite 200

Milwaukee, WI 53214

(414) 479-7400 (facsimile)

Attention: General Counsel

Copy: Steven Barth

Foley & Lardner

Firstar Center

777 East Wisconsin Avenue

Milwaukee, WI 53202-5367

(414) 297-4900 (facsimile)

(c) Parent to:

Vivendi

42, Avenue De Frieland

75380 Paris CEDEX 08

FRANCE

011 331 7171 1179 (facsimile)

In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by confirmed telegram, telex or fax, which shall be effective upon receipt.

12. Miscellaneous.

(a) Entire Agreement.

This Agreement constitutes the entire understanding among the Company, the Parent and the Employee relating to employment of the Employee by the Company and, except as provided in Section 1 hereof with respect to Company’s ongoing obligations under Section 5(c) of the KEESA and the second paragraph of Section 4(c)(ii) of the Employment Agreement supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of the Employee, the Employee’s heirs, executors, administrators and beneficiaries, and the Company and its successors.

(b) Withholding Taxes.

All amounts payable to the Employee under this Agreement shall be subject to applicable withholding of income, wage and other taxes.

(c) Mutual Consent to Legal Representation of Employee.

Each of Parent, the Company and the Employee understand, consent and agree that, despite Foley & Lardner’s role as principal outside counsel to the Company, because of the circumstances arising out of Parent’s acquisition of the Company pursuant to the Merger Agreement, Foley & Lardner has negotiated this Agreement on behalf of Employee with counsel to Parent. Without limiting or affecting the extent of each party’s consent evidenced above, each of Parent the Company and the Employee agree that Foley & Lardner’s role in connection herewith shall not in any way prevent, adversely affect or limit Foley-& Lardner’s past, current or future representation of the Employee, the Company or Parent on matters unrelated to this Agreement (including, with respect to the Company and the Employee, in connection with the Acquisition and the events, agreements and Transactions contemplated by the Merger Agreement); provided, however, that if any dispute or disagreement between the Employee, on the one hand, and the Company or Parent, on the other hand, may hereafter arise under this Agreement or otherwise, then Foley & Lardner will not represent either party in connection with such dispute.

(d) No Mitigation or Offset.

The Company and Parent agree that, if the Employee’s employment with the Company terminates for any reason, the Employee is not required to seek any other employment or to attempt in any way to reduce any amounts payable to or in respect of the Employee by the Company or Parent pursuant to this Agreement or the ongoing obligations of the Company under the Prior Agreements. Further, the amount of any payment or benefit provided for in this Agreement or under the Prior Agreements shall not be reduced by any compensation earned by the Employee, as the result of the Prior Agreements employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company or Parent or otherwise.

(e) Legal Fees.

The Company shall pay to the Employee or his counsel all legal fees and expenses reasonably incurred by the Employee in disputing in good faith any issue hereunder relating to the termination of the Employee’s employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or the Prior Agreements or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code to any payment or benefit provided hereunder or under the Prior Agreements.

(f) Arbitration.

(i) Any dispute, controversy or claim arising out of or relating to this Agreement or the Prior Agreements, a breach thereof or the coverage or enforceability of this Section 10(f) shall be settled by arbitration in Milwaukee, Wisconsin (or such other location as the Company and the Employee may mutually agree), conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as such rules are in effect in Milwaukee, Wisconsin on the date of delivery of demand for arbitration. The arbitration of any such issue, including the determination of the amount of damages, shall be to the exclusion of any court of law.

(ii) There shall be three arbitrators, one to be chosen by each party at will within ten (10) days from the date of delivery of demand for arbitration and the third arbitrator to be selected by the two arbitrators so chosen, If the two arbitrators are unable to select a third arbitrator within ten (10) days after the last of the two arbitrators is chosen by the parties, the third arbitrator will be designated, on application by either party, by the American Arbitration Association. The decision of a majority of the arbitrators shall be final and binding on both parties and their respective heirs, executors, administrators, personal, representatives, successors and assigns. Judgment upon any award of the arbitrators may be entered in any court having jurisdiction, or application may be made to any such court for the judicial acceptance of the award and for an order of enforcement.

(iii) The Company shall pay both its and Employee’s fees and expenses incurred in connection with any arbitration arising out of this Agreement, unless a majority of the arbitrators concludes that such arbitration procedure was not instituted in good faith by the Employee.

(g) Parent Guarantee.

Parent hereby unconditionally guarantees and agrees to be jointly and severally responsible with the Company for full and timely payment and performance of the Company’s obligations hereunder.

(h) Indemnification.

The Company shall maintain its existing directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board of Directors of the Company) to the extent provided for as of the date of this Agreement, and the Employee shall be covered under such insurance for actions (or inactions) taken during the Period of Employment to the same extent as other senior executives of the Company. The Employee shall be eligible for indemnification by the Company under the Company by-laws as currently in effect and under Wisconsin law for actions (or inactions) taken during the Period of Employment, and the Company agrees that it shall not take any action except as permitted by law that would impair the Employee’s rights to indemnification under the Company by-laws, as currently in effect or under Wisconsin law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

VIVENDI

By:

SUPERIOR SERVICES, INC.

By:

George K. Farr

Annex B-1

EMPLOYMENT AGREEMENT

AGREEMENT dated as of June 11, 1999, by and among Superior Services, Inc. (the “Company”), Vivendi (the “Parent”) and Peter J. Ruud (the “Employee”).

WHEREAS, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 11,1999, with Parent and Onyx Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub (i) a cash tender offer to purchase all of the common stock of the Company and (ii) following the successful completion of the tender offer will merge with and into the Company, with the Company being the surviving corporation in the merger (collectively, the “Acquisition”); and

WHEREAS, the Employee was employed by the Company prior to the execution of the Merger Agreement and the Parent desires to secure the Employee’s continued employment with the Company following the date on which the Merger Sub is irrevocably committed to purchase the tendered shares under Section 1.1(a) of the Merger Agreement (the “Effective Date”).

1. Effective Date; Prior Agreements. On the Effective Date, all obligations of the Company (including, without limitation, the lump sum cash payment in immediately available funds of the Termination Payment, the Executive Awards (including the cashing-out of Employee’s stock options), the Accrued Benefits and any Gross Up Payment) under the Employee’s Key Executive Employment and Severance Agreement dated August 15, 1995, as amended (“KEESA”), and under the Employee’s Employment Agreement (“Prior Employment Agreement”) dated January 1, 1996, as amended (together each a “Prior Agreement”) resulting from the “Change in Control of the Company” (as defined under the Prior Agreements) caused by the Effective Date, will be satisfied as if a “Discretionary Termination” had been effected under the Prior Agreements by Employee. Except as provided below, on the Effective Date and after satisfaction of the above obligations, each Prior Agreement shall become null and void and this Agreement shall govern the employment relationship between the Employee and the Company; provided, however, that (regardless of the termination of the Prior Agreements as of the Effective Date and any subsequent termination or expiration of this Agreement for any reason) the Company shall (a) on the Effective Date, pay Employee a cash lump sum payment in immediately, available funds equal to the face value of all consulting payments which Employee would have otherwise received under the first paragraph of Section 4(c)(ii) of the Prior Employment Agreement and (b) continue to be obligated to timely and fully provide to Employee (i) all of the benefits under Section 5(c) of the KEESA and (ii) all of the benefits under the second paragraph of Section 4(c)(ii) of the Prior Employment Agreement, giving effect under each such provision to the “Change in Control of the Company” effected on and by the Effective Date and without requiring any further Change in Control of the Company or any termination of Employee’s employment.

2. Employment.

The Company hereby employs the Employee, and the Employee agrees to serve as an employee of the Company, during the Period of Employment, as defined in Section 3 in the Employee’s same position and role, with the same duties and responsibilities all as in effect immediately prior to the Effective Date.

3. Period of Employment.

The “Period of Employment” shall be the period commencing on the Effective Date and ending on December 31, 2003 provided, however, that commencing on December 31, 2002 and each December 31st thereafter, the term of the Agreement shall be extended for one additional year if at least 30 days prior to any such date, the Company and the Employee mutually agree to so extend this Agreement.

4. Duties During the Period of Employment.

The Employee shall devote the Employee’s full business time, attention and efforts to the affairs of the Company during the Period of Employment consistent with Employee’s past practice prior to the Effective Date, provided, however, that the Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the board of directors of such other commercial organizations as the Company may from time to time agree to (which agreement will not be unreasonably denied, withheld or delayed if such activities are consistent with Employee’s past practice prior to the Effective Date), and similar type activities to the extent that such other activities do not materially inhibit or prohibit the performance of the Employee’s duties under this Agreement, or conflict in any material way with the business of the Company and its affiliates.

5. Current Cash Compensation.

(a) Base Salary.

As compensation for the Employee’s services hereunder, the Company will pay to the Employee during the Period of Employment a base salary at the animal rate of salary payable by the Company which is in effect immediately prior to the Effective Date payable in accordance with the Company’s payroll practices for senior executives. The Company shall review the base salary at least annually and in light of such review may, in the discretion of the Board of Directors of the Company (but shall not be obligated to), increase such base salary (but may not decrease such salary) taking into account any change in the Employee’s then responsibilities, increases in the cost of living, performance by the Employee, and other pertinent factors.

(b) Annual Bonus.

In addition to the base salary referred to in paragraph (a) of this Section, during the Period of Employment the Employee will participate in an annual bonus plan no less favorable to Employee than his participation in the Company’s historic Management Incentive Plan, but substituting pre-tax earnings in the formula for earnings per share and increasing the amount of cash bonus payable to take into account that stock options would not be stated thereunder. [For this purpose “pre-tax earnings” will be calculated in the same manner as under the Long Term Performance Award Plan. It is understood and agreed that the Company shall amend its 1999 Management Incentive Plan (the “MIP”) to provide that all eligible participants in such plan who remain employed by the Company (or a subsidiary of the Company) as of December 31, 1999 (“Eligible Participants”), will receive a bonus amount (as determined and adjusted as set forth in the next succeeding sentence) in cash equal to (i) the amount of cash and (ii) the fair market value of stock options (which shall be calculated in the manner set forth below), in each case, which such persons otherwise would have been entitled to receive under the MIP for the year ending December 31, 1999 (the “First Bonus Amount”). The First Bonus Amount shall be (a) calculated based on the financial results of the Company and its subsidiaries for the six-month period ending June 30,1999, as compared to the financial results of the Company and its subsidiaries for the six-month period ended June 30, 1998 (and assuming a satisfactory rating on personal and departmental goals and objectives at the Company’s headquarters for such six-month period in 1999), (b) divided by 2, and (c) paid no later than February 14, 2000. It is also understood and agreed that the Company shall further amend the MIP to provide that all Eligible Participants will receive a bonus amount (as determined and adjusted as set forth in the next succeeding sentence) in cash equal to (i) the amount of cash and (ii) the fair market value of stock options (which shall be calculated in the manner set forth below), in each case, which such persons otherwise would have been entitled to receive under the MIP for the year ending December 31, 1999 (the “Second Bonus Amount”). The Second Bonus Amount shall be (a) calculated based on the percentage increase in the “pre-tax earnings” (as defined in the Company’s Long Term Performance Award Plan) of the Company and its subsidiaries for the six-month period ending December 31, 1999, as compared to the pre-tax earnings of the Company and its subsidiaries for the six-month period ended December, 1998 (and assuming a satisfactory rating on personal and departmental goals and objectives at the Company’s headquarters for such six-month period in 1999), (b) divided by 2, and (c) paid no later than February 14, 2000. The fair market value of stock options referred to in this section shall be deemed to be one-half of the excess of (x) the Merger Consideration over (y) the closing sale price for the Shares on the last business day preceding the date of this Agreement as reported by the Nasdaq National Market)

6. Other Employee Benefits.

(a) Long Term Performance Award Plan.

The Employee shall be designated as a Participant in the Company’s Long Term Performance Award Plan with a Pool Percentage as set forth therein.

(b) Vacation and Sick Leave.

The Employee shall be entitled to reasonable paid annual vacation periods, personal days and to reasonable sick leave consistent with the practices of the Company prior to the Effective Date.

(c) Regular Reimbursed Business Expenses.

The Company shall reimburse the Employee for all expenses and disbursements reasonably incurred by the Employee in the performance of the Employee’s duties during the Period of Employment, and provide such other facilities, support staff, travel accommodation, transportation, recreational and entertainment opportunities and services as the Company and the Employee may, from time to time, agree are appropriate, all in accordance with the Company’s established policies, but in no event less favorable titan those provided to Employee prior to the Effective Date.

(d) Employee Benefit Plans.

In addition to the cash compensation provided for in Section 5 hereof and the benefits to be provided under the Prior Agreements as set forth in Section 1 hereof, the Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in the Company’s employee benefit plans, as presently in effect or as they may be modified or added to by the Company from time to time, including, without limitation, plans providing retirement benefits, group-term life insurance, medical and hospitalization insurance, disability insurance, accidental death or dismemberment insurance, automobile allowances, fringe benefits and relocation benefits, provided that such benefits shall be no less favorable than those provided to Employee prior to the Effective Date.

(e) Parent Plans.

To the extent practicable, Parent will endeavor to include Employee in Parent’s equity-based compensation plans to the extent comparable participation is available to other similarly situated employees of Parent’s non-French subsidiaries.

7. Termination.

(a) Termination Without Cause; Termination for Good Reason.

If the Company should terminate the Period of Employment without Cause as defined below, or if the Employee should terminate the Period of Employment for Good Reason (as defined below), in addition to all other compensation and benefits, if any, payable as provided for hereunder, the Company shall pay to the Employee an amount equal to

(i) (A) any unpaid Base Salary through the date of Termination plus (B) an amount designed to approximate the annual bonus under Section 5(b) accrued to the date of Termination, which shall be deemed to be the prior year’s annual bonus multiplied by a fraction, the numerator of which is the number of days from the beginning of such fiscal year through such Date of Termination and the denominator of which is 365, plus (C) any previously vested benefits, such as previously vested retirement benefits, plus (D) any deferred compensation (including, without limitation, interest or other credits on such deferred amounts), any accrued vacation pay and any reimbursement for expenses incurred but not yet paid prior to such Date of Termination (collectively, the “Accrued Obligations”);

(ii) a lump sum in cash paid within five (5) business days following the Date of Termination, equal to the number of years (including fractions thereof) remaining in the Period of Employment (without taking into account such early termination thereof) multiplied by the sum of (x) his then current base salary plus (y) his annual bonus received for the year prior to which such Date of Termination occurs (determined without regard to any performance goals); and

(iii) a payment under the Long Term Performance Award Plan equal to the amount Employee would have received as of his Retirement Date were the date of his Termination of Employment.

“Cause” shall mean the Employee’s conviction of, or a plea of guilty to, a felony involving moral turpitude or willful violation of Section 8 or the Employee’s willful gross negligence, material misconduct (including noncompliance with the Vivendi Code of Ethics) or material breach of this Agreement, resulting in material injury to the Company. For purposes of this definition, no act, or failure to act on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest, or not opposed to the best interests, of the Company. No termination for Cause shall be effective without (A) a resolution adopted by a majority of the Parent Executive Committee which sets forth the act (or failure to act) constituting Cause for termination, (B) if such act or failure to act is susceptible to cure, a reasonable period to effect such cure to the reasonable satisfaction of the Parent Executive Committee, and (C) opportunity for the Employee, together with the Employee’s counsel, to be heard before the Parent Executive Committee.

“Good Reason” shall mean: without the Employee’s prior written consent (which may be denied, withheld, delayed or conditional for any reason in his discretion), (A) the relocation of the Company’s principal offices more than 25 miles from its location immediately prior to the Effective Date or the Company requiring the Employee to be based at any location other than such principal offices, (B) a breach by the Company of any material provision of this Agreement which is not cured within five (5) business days following written notification of such breach, or (C) a Change in Control or sale of Company or Parent.

(b) Termination without Good Reason; Termination for Cause; Termination Due to Death or Disability.

The Employee shall have the right, upon 30 days’ prior written notice given to the Company, to terminate the Period of Employment without Good Reason. If the Employee should terminate the Period of Employment without Good Reason, the Company should terminate the Period of Employment for Cause, or the Period of Employment should be terminated due to the Employee’s death or Disability, the Employee will be entitled to be paid (i) the base annual salary otherwise payable to Employee under paragraph (a) of Section 5 plus accrued annual bonus under Section 5(b) through the end of the month in which the Period of Employment is terminated and, if Employment is due to death or Disability, (ii) an immediate lump sum cash payment amount equal to the sum of (A) 150% times the annual bonus received by him for the year prior to which the Date of Termination occurs plus (B) 150% times his base salary at the rate in effect on the Date of Termination. For purposes of this Agreement, “Disability” means the Employee’s inability to render, for a period of six (6) consecutive months, services hereunder by reason of permanent disability, as determined by the written medical opinion of an independent medical physician mutually acceptable to the Employee and the Company. If the Employee and the Company cannot agree as to such an independent medical physician each shall appoint one medical physician and those two physicians shall appoint a third physician who shall make such determination.

8. Noncompetition and Nonsolicitation.

(a) The Employee hereby covenants and agrees that at no time during the Period of Employment nor for a period of two years following the termination thereof for any reason will be, without the prior written consent of the Board of Directors of the Company, for himself or on behalf of any other person, partnership, company or corporation, directly or indirectly, acquire any financial or beneficial interest in (except as provided in the next sentence), provide consulting services to, be employed by, or own, manage, operate or control any business which is in competition with a business engaged in the solid waste industry in any state of the United States in which the Company or any subsidiary thereof is engaged in business at the time of such termination of employment. Notwithstanding the preceding sentence, the Employee shall not be prohibited from owning less than 1% of any publicly traded corporation, whether or not such corporation is in competition with the Company.

(b) The Employee hereby covenants and agrees that, at all times during the Period of Employment and for a period of two years immediately following termination for any reason, the Employee shall not, without the prior written consent of the Board of Directors of the Company, solicit or take any action to cause the solicitation of any person who as of that date was a client, customer, vendor, consultant or agent of the Company to discontinue business, in whole or in part with the Company.

(c) The Employee hereby covenants and agrees that, at all times during the Period of Employment and for a period of one year immediately following the termination thereof for any reason, the Employee shall not, without the prior written consent of the Board of Directors of the Company, employ or seek to employ any person employed at that time by the Company or any of its subsidiaries, or otherwise encourage or entice such person or entity to leave such employment, other than any relative of the Employee.

(d) It is the intention of the parties hereto that the restrictions contained in this Section be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable. Specifically, if any court of competent jurisdiction should hold that any portion of the foregoing description is overly broad as to one or more states of the United States, then that state or states shall be eliminated from the territory to which the restrictions of paragraph (a) of this Section apply and the restrictions shall remain applicable in all other states of the United States.

9. Confidential Information.

The Employee agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Company, its subsidiaries and affiliates, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of the Company, its subsidiaries and affiliates learned by him from the Company or any such subsidiary or affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside the Company or any of its subsidiaries or affiliates, whether during or after his period of service with the Company, except (i) as such disclosure may be required or appropriate in connection with his work as an employee of the Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. The Employee agrees to give the Company advance written notice of any disclosure pursuant to clause (ii) of the preceding sentence and to cooperate with any efforts by the Company to limit the extent of such disclosure. Upon request by the Company, the Employee agrees to deliver promptly to the Company or destroy upon termination of his services for the Company, or at any time thereafter as the Company may request, all Company, subsidiary or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to the Company’s or any subsidiary’s or affiliate’s business and all property of the Company or any subsidiary or affiliate associated therewith, which he may then possess or have under his direct control, other than personal notes, diaries, rolodexes and correspondence.

10. Governing Law.

This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Wisconsin, without reference to rules relating to conflicts of law. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

11. Notices.

All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or five (5) days after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed to the respective party at the address set forth below or to such other address as may hereafter be designated by like notice. Unless otherwise notified as set forth above, notice shall be sent to each party as follows:

(a) Employee, to:

(b) Company, to:

Superior Services, Inc.

125 South 84th Street Suite 200

Milwaukee, WI 53214

(414) 479-7400 (facsimile)

Attention: General Counsel

Copy: Steven Barth

Foley & Lardner

Firstar Center

777 East Wisconsin Avenue

Milwaukee, WI 53202-5367

(414) 297-4900 (facsimile)

(c) Parent to:

Vivendi

42, Avenue De Frieland

75380 Paris CEDEX 08

FRANCE

011 331 7171 1179 (facsimile)

In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by confirmed telegram, telex or fax, which shall be effective upon receipt.

12. Miscellaneous.

(a) Entire Agreement.

This Agreement constitutes the entire understanding among the Company, the Parent and the Employee relating to employment of the Employee by the Company and except as provided in Section 1 hereof, with respect to Company’s ongoing obligations under Section 5(c) of the KEESA and the second paragraph of Section 4(c)(ii) of the Employment Agreement, supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of the Employee, the Employee’s heirs, executors, administrators and beneficiaries, and the Company and its successors.

(b) Withholding Taxes.

All amounts payable to the Employee under this Agreement shall be subject to applicable withholding of income, wage and other taxes.

(c) Mutual Consent to Legal Representation of Employee. Each of Parent, the Company and the Employee understand, consent and agree that, despite Foley & Lardner’s role as principal outside counsel to the Company, because of the circumstances arising out of Parent’s acquisition of the Company pursuant to the Merger Agreement, Foley & Lardner has negotiated this Agreement on behalf of Employee with counsel to Parent. Without limiting or affecting the extent of each party’s consent evidenced above, each of Parent, the Company and the Employee agree that Foley & Laidner’s role in connection herewith shall not in any way prevent adversely affect or limit Foley & Lardner’s past, current or future representation of the Employee, the Company or Parent on matters unrelated to this Agreement (including, with respect to the Company and the Employee, in connection with the Acquisition and the events, agreements and transactions contemplated by the Merger Agreement); provided, however, that if any dispute or disagreement between the Employee, on the one hand, and the Company or Parent on the other hand, may hereafter arise under this Agreement or otherwise, then Foley & Lardner will not represent either party in connection with such dispute.

(d) No Mitigation or Offset.

The Company and Parent agree that, if the Employee’s employment with the Company terminates for any reason, the Employee is not required to seek any other employment or to attempt in any way to reduce any amounts payable to or in respect of the Employee by the Company or Parent pursuant to this Agreement or the ongoing obligations of the Company under the Prior Agreements. Further, the amount of any payment or benefit provided for in this Agreement or under the Prior Agreements shall not be reduced by any compensation earned by the Employee, as the result of the Prior Agreements, employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company or Parent or otherwise.

(e) Legal Fees.

The Company shall pay to the Employee or his counsel all legal fees and expenses reasonably incurred by the Employee in disputing in good faith any issue hereunder relating to the termination of the Employee’s employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or the Prior Agreements or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code to any payment or benefit provided hereunder or under the Prior Agreements.

(f) Arbitration.

(i) Any dispute, controversy or claim arising out of or relating to this Agreement or the Prior Agreements, a breach thereof or the coverage or enforceability of this Section 10(f) shall be settled by arbitration in Milwaukee, Wisconsin (or such other location as the Company and the Employee may mutually agree), conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as such rules are in effect in Milwaukee, Wisconsin on the date of delivery of demand for arbitration. The arbitration of any such issue, including the determination of the amount of damages, shall be to the exclusion of any court of law.

(ii) There shall be three arbitrators, one to be chosen by each party at will within ten (10) days from the date of delivery of demand for arbitration and the third arbitrator to be selected by the two arbitrators so chosen. If the two arbitrators are unable to select a third arbitrator within ten (10) days after the last of the two arbitrators is chosen by the parties, the third arbitrator will be designated, on application by either party, by the American Arbitration Association. The decision of a majority of the arbitrators shall be final and binding on both parties and their respective heirs, executors, administrators, personal representatives, successors and assigns. Judgment upon any award of the arbitrators may be entered in any court having jurisdiction, or application may be made to any such court for the judicial acceptance of the award and for an order of enforcement.

(iii) The Company shall pay both its and Employee’s fees and expenses incurred in connection with any arbitration arising out of this Agreement, unless a majority of the arbitrators concludes that such arbitration procedure was not instituted in good faith by the Employee.

(g) Parent Guarantee.

Parent hereby unconditionally guarantees and agrees to be joint and severally responsible with the Company for full and timely payment and performance of the Company’s obligations hereunder.

(h) Indemnification.

The Company shall maintain its existing directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board of Directors of the Company) to the extent provided for as of the date of this Agreement, and the Employee shall be covered under such insurance for actions (or inactions) taken during the Period of Employment to the same extent as other senior executives of the Company. The Employee shall be eligible for indemnification by the Company under the Company by-laws as currently in effect and under Wisconsin law for actions (or inactions) taken during the Period of Employment, and the Company agrees that it shall not take any action except as permitted by law that would impair the Employee’s rights to indemnification under the Company by-laws, as currently in effect or under Wisconsin law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

VIVENDI

By:

SUPERIOR SERVICES, INC.

By:

Peter J. Ruud

Article of Mergers

Mergers, Onyx Solid Waste Acquisition Corp. (Domestic)

In tr: Superior Services, Inc. (Domestic) (Survivor)

Note: Merger Effective 11/10/94

Use Dran Acc’t #614

$100,000 plus $25 Exp. Fee

Ann Krason, Paralegal

c/o Foley & Lardner

777 East Wisconsin Ave

Milwaukee, WI 53202-5367

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT — STOCK, FOR-PROFIT CORPORATION

A. The present corporate name (prior to any change effected by this amendment) is: Superior Services, Inc.

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

Article I of the Corporation’s Articles of Incorporation shall be amended to read as follows:

ARTICLE I

The name of the Corporation shall be: Onyx Waste Services, Inc.

B. Amendment(s) adopted on December 26, 2001

(Indicate the method of adoption by checking (X) the appropriate choice below.)

X In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on 12 /27/01

(Date)

(Signature)

Title:     President      X Secretary

or other officer title

Karen K. Duke

(Printed name)

This document was drafted by Melissa A. Wild

(Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00 payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). This document can be made available in alternate formats upon request to qualifying individuals with disabilities. The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. Upon filing, the information in this document becomes public and might be used for purposes other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TTY.

ARTICLES OF AMENDMENT — Stock, For-Profit Corporation

Melissa A. Wild

One Honey Creek Corporate Center

125 South 84th Street, Suite 200

Milwaukee, WI 53214

Your return address and phone number during the day: (    ) (414) 479-7807

INSTRUCTIONS (Continued)

A. State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of incorporation be amended to read: (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s).

By Board of Directors — Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

By Board of Directors and Shareholders — Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information.

By Incorporators or Board of Directors — Before issuance of shares — See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING FEE - $40.00.

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT - STOCK, FOR-PROFIT CORPORATION

A. The present corporate name (prior to any change effected by this amendment) is: Onyx Waste Services, Inc. (Enter Corporate Name)

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

Article I of the Corporation’s Articles of Incorporation shall be amended to read as follows:

ARTICLE I

The name of the Corporation shall be: Veolia ES Solid Waste, Inc.

These Articles of Amendment shall have a delayed effective date of July 1, 2006

FILING FEE - $40.00 See instructions, suggestions and procedures on following pages.

B. Amendment(s) adopted on December 31, 2005

(Indicate the method of adoption by checking (X) the appropriate choice below.)

X In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on June 5, 2006

(Date)

(Signature)

Title:      X President      Secretary

or other officer title

Paul R. Jenks, President

(Printed name)

This document was drafted by Joyce Hansen

(Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00 payable to the department. Filing fee is non-refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

$40.00 + $25.00

ARTICLES OF AMENDMENT — Stock, For-Profit Corporation

Chap. 180

Joyce Hansen

Onyx ‘Waste Services, Inc.

125 South 84th Street, Suite 200

Milwaukee, WI 53214

Name Change

Your return address and phone number during the day: (    ) (414) 479-7802

INSTRUCTIONS (Continued)

EFFECTIVE DATE: 7-1-2006

A. State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of incorporation be amended to read: (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s).

By Board of Directors — Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

By Board of Directors and Shareholders — Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information.

By Incorporators or Board of Directors — Before issuance of shares — See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING FEE - $40.00.

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT — STOCK, FOR-PROFIT CORPORATION

A. The present corporate name (prior to any change effected by this amendment) is: Veolia ES Solid Waste, Inc.

(Enter Corporate Name)

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

Article I of the Corporation’s Articles of Incorporation shall be amended to read as follows:

ARTICLE I.

CORPORATE NAME

The name of the Corporation is MWStar Waste Holdings Corp.

B. Amendment(s) adopted on November 20, 2012

(Indicate the method of adoption by checking (X) the appropriate choice below.)

In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

X In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on November 20, 2012

(Date)

(Signature)

Title:     President      Secretary

or other officer title Assistant Secretary

Christian B. Mills

(Printed name)

This document was drafted by Cameron Brown

(Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00 payable to the department. Filing fee is non-refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

ARTICLES OF AMENDMENT — Stock, For-Profit Corporation

CAMERON BROWN

WINSTON AND STRAWN LLP

200 PARK AVENUE

NEW YORK, NY 10166

Your return address and phone number during the day: (212) 294-5306

INSTRUCTIONS (Continued)

A. State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of incorporation be amended to read: (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s).

By Board of Directors — Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

By Board of Directors and Shareholders — Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information.

By Incorporators or Board of Directors — Before issuance of shares — See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING FEE - $40.00.